UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Tailored Brands, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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OUR purpose

Why do we exist?
We help men love how they look.

OUR mission

How will we fulfill our purpose?
We provide a personal, convenient, one-of-a-kind
shopping experience
with compelling products and
world-class service.

A Message from Our Chief Executive Officer

“During fiscal 2018, we significantly strengthened our balance sheet and generated strong operating cash flow.”
Dear Shareholders:

It is our pleasure to invite you to attend our Annual Meeting of Shareholders (the “Annual Meeting”) at 11:00 a.m., Pacific Daylight Time, on Friday, June 21, 2019, at our executive offices located at 6100 Stevenson Blvd, Fremont, California 94538. Holders of record of our common stock as of April 23, 2019 are entitled to notice of, and to vote at, the Annual Meeting.

We are a leading specialty retailer of men’s tailored clothing and largest men’s formalwear provider in the U.S. and Canada. Our purpose is to help men love the way they look. Putting our customers first is at the core of everything we do. We work every day to find ways we can improve for our customers, employees, shareholders, and the communities in which we operate.

In a world of increasing style awareness, we believe men want a trusted partner to help them look and feel their best. Our teams are intently focused on delivering on the following core growth strategies to make sure that we are that trusted partner for our customers:

●	Personalized products and services;
●	Inspiring and seamless experiences in and across every channel; and
●	Brands that stand for something more than just price.

In fiscal 2018, we delivered an increase of 1.2% in retail comparable sales, with all brands positive. We significantly strengthened our balance sheet, reducing our total debt by $232 million and extending the maturity on our term loan to 2025, and we generated strong operating cash flow, all while making important investments in our technology, enterprise architecture and data analytics capabilities.

I am honored to take on the role of President and Chief Executive Officer of Tailored Brands and lead the Company into what I believe is an exciting future. Since October, I have been focusing on better understanding our customer and how we perform against his needs and wants. I am both proud of our accomplishments and energized about our opportunities to better meet customer expectations. This will require strategic investments in the business and, while not all of the changes will happen overnight, we have already begun to make necessary investments in talent, merchandise assortments, refreshment of our store fleet, e-commerce, marketing, brand messaging and more modern enterprise and consumer facing technologies. Thanks to our improved balance sheet and additional opportunities for operating efficiencies, we have the flexibility to make these much needed investments. As we embark on this journey, the mandate for the team is to be customer-obsessed, invest for long-term and sustainable value creation, use data and analytics to guide decisions and move with an urgency that reflects our conviction in our ability to earn the customer’s loyalty and advocacy. Your Board and the Company’s management team are committed to the process because we passionately believe in the potential of this business and what we do for the customer.

Make no mistake about it – at Tailored Brands we do very special things and we do them in very special ways. We have incredible employees who work to make magic moments for our customers – from a teen standing taller in his first suit to a father shedding tears as he tries on the tuxedo for his daughter’s wedding. We also look out for our employees and communities in many ways, from facilitating donations with suit drives, to raising awareness with charitable campaigns like ‘Wear Pink’, to supporting people in the wake of natural disasters. These values are the foundation of our great brands, and it is upon that foundation that we will build an enduring and valuable business. I am highly optimistic about our potential and excited to deliver value for all of our stakeholders.

On behalf of the employees and directors of Tailored Brands, we thank you for your continued support and confidence in our Company.

Regards,

Dinesh Lathi
President and Chief Executive Officer

May 9, 2019

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A Letter from Your Board of Directors

“We are committed to the creation of long-term value for our shareholders and believe that one of our most important responsibilities is providing independent oversight of the Company’s strategy. We are fully committed to the work that needs to be done to invest in the business to maximize the sustainability of the Company.”

Dear Fellow Shareholders:

Thank you for your investment in Tailored Brands. We are committed to the creation of long-term value for our shareholders and believe that one of our most important responsibilities is providing independent oversight of the Company’s strategy. For the past few years, the Company has been focused on repaying its debt and strengthening its balance sheet with the intent of laying the foundation for future growth. As a result of those efforts, the Company is well positioned to make strategic investments in the business as outlined in the message from Dinesh Lathi. We are fully committed to the work that needs to be done to invest in the business, which will allow the management team to execute on the Company’s core growth strategies and maximize the sustainability of the Company.

We appreciate Dinesh Lathi agreeing to serve as Executive Chairman following the retirement of Doug Ewert. Having Dinesh in that role allowed the Board to conduct a comprehensive search process to identify the successor Chief Executive Officer. We were able to be deliberate to ensure that we found the best candidate to execute on the Company’s strategy and enable its long-term success, and we were delighted that Dinesh proved to be that candidate. We look forward to working with him as the new President and CEO of the Company. He has already spent significant time in the field and has brought valuable new insights from the business into the boardroom. His observations have helped inform our understanding of the customer and the key strategic investments necessary to keep pace with the changing needs of the business. We all agree that we need to act with urgency and conviction to address the opportunities to provide the customer with personalized products and services, an inspiring and seamless omni-channel experience and brands that stand for something more than just price. Dinesh and the management team have our full support as they invest in the people and the tools needed to bring these strategies to life.

2	2019 Proxy Statement

As we head into the 2019 Annual Meeting of Shareholders, we also wanted to share with you some of the highlights of the Board’s focus during the past year.

Strategic and Risk Oversight: In addition to dedicating one meeting a year specifically to strategic planning, the Board actively participates in the discussion of strategies, key initiatives and capital allocation for the Company and each of our brands throughout the year. We monitor progress and adjust the strategy as conditions dictate. In addition to strategy, the Board continues to be focused on and committed to oversight of management and business performance, talent management, culture, technology needs, privacy concerns, risk management, compliance, sustainability and corporate responsibility.

Board Refreshment and Diversity: We believe that our goal of creating long-term value for our shareholders is fostered by having the right combination of skills, experiences, diversity and tenure reflected in the composition of the Board. Over two-thirds of our Board are women or ethnic minorities, and each of our Board leadership roles are held by diverse directors. We have an appropriate tenure balance between those who have been on the Board for three years or less, four to eight years and nine or more years. We engage in a comprehensive Board evaluation process to ensure governance and oversight responsibilities are updated and well executed and that Board composition provides the right balance to maximize Board performance.

Focus on Corporate Governance: The Board understands its responsibility for good governance and remains focused on corporate governance best practices. We have recently refreshed all Board Committee charters, rotated all Board Committee chairs, adopted an updated Code of Ethics and Business Conduct, adopted proxy access provisions as part of an overall refreshment of the Company’s bylaws, made director ownership requirements more robust, and further updated our Corporate Governance Guidelines. In addition, when Mr. Lathi assumed the role of Executive Chairman, we appointed Theo Killion to serve as Lead Director to ensure the continuation of an independent leadership role for the Board and, upon Mr. Lathi’s appointment as President and Chief Executive Officer, the Board appointed Mr. Killion Chairman of the Board. We believe this bifurcation leads to more prudent risk management practices and maintains a more appropriate level of oversight to management activities.

Executive Compensation and Organizational Development: To better reflect its oversight of the Company’s organizational design, talent management and compensation strategies, objectives, and programs, the Compensation Committee has been recently renamed the Compensation and Organizational Development Committee. Our compensation philosophy emphasizes pay for performance and places a significant portion of the compensation of senior executives at risk, both with respect to short-term and long-term performance. The executive compensation elements incorporate multiple performance metrics and are designed to reward executives for the delivery of sustained, profitable financial performance and outstanding leadership that reflects the Company’s culture and values. In addition, we remain mindful of the impact of equity awards on shareholder dilution, particularly when the Company’s stock price is low.

Sustainability and Corporate Social Responsibility: The Board is directly involved in the oversight of the Company’s sustainability and corporate social responsibility initiatives and, to formalize this oversight role, the Board recently amended the charter of the Nominating and Corporate Governance Committee to include responsibility for overseeing the Company’s corporate social responsibility and sustainability efforts and reporting.

Nurturing Our Communities: Taking care of our communities is one of the Company’s core values and we take great pride in the work the Company does to help others. As hurricanes, fires and other natural disasters throughout 2018 left paths of destruction and significantly affected our customers, employees and communities, the Company responded in ways big and small. We provided dozens of pallets of our products to our nonprofit partners to help individuals and families in affected communities, and our Willie Lopez Fund, a non-profit supported solely by our employees, jumped in immediately to provide our employees temporary housing and replace items lost during the natural disasters. In addition, in 2018, almost 420,000 articles of gently used men’s and women’s professional attire were donated to our national and Canadian suit drives, our brands donated an aggregate of $500,000 to the National Breast Cancer Foundation, Canadian Cancer Society and Movember, and we made significant merchandise donations to non-profit agencies coast to coast.

We also want to express our gratitude to Rinaldo Brutoco for his 27 years of dedicated service to the Company. Rinaldo will be leaving the Board following the Company’s 2019 Annual Meeting of Shareholders.

We acknowledge the tremendous trust that our shareholders place in us to exercise effective oversight of the Company as it strives to fulfill its purpose and want you to know that we are engaged and committed to taking the actions that we believe are in the best interests of our shareholders over the long term. We thank you for your ongoing support of the Company.

May 9, 2019

Dinesh Lathi	Theo Killion	David Edwab	Irene Chang Britt

Rinaldo S. Brutoco	Sue Gove	Grace Nichols	Shelly Stein

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Notice of Annual Meeting of Shareholders

Date Friday, June 21, 2019	Time 11:00 a.m., Pacific Daylight Time
Place Tailored Brands, Inc. executive offices, 6100 Stevenson Blvd., Fremont, CA 94538

Record date
Only holders of record of our common stock at the close of business on Tuesday, April 23, 2019, are entitled to receive notice of, and to vote at, the meeting and any adjournment(s) thereof.

ITEMS OF BUSINESS

●	Election of seven directors to our Board of Directors for the coming year;
●	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019;
●	Advisory vote to approve the compensation of our named executive officers; and
●	Transaction of such other business as may properly come before the meeting or any adjournment thereof.

HOW TO VOTE

You are cordially invited to attend the meeting in person. To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. As described in the Notice of Internet Availability of Proxy Materials, you may submit your proxy by mail, Internet, or telephone. If you attend the meeting you can vote either in person or by your proxy. For further details on voting, please refer to the section entitled “Voting and Other Information” beginning on page 68 of the proxy statement.

ADMISSION TO THE ANNUAL MEETING

If you wish to attend the meeting in person and you are a registered owner of shares of our common stock on the record date, you must show a government issued form of identification which includes your picture. If you are a beneficial owner of shares as of the record date that are held for your benefit by a bank, broker or other nominee, in addition to the picture identification, you will need to provide proof of ownership of our common stock on the record date to be admitted to the meeting. A recent brokerage statement or a letter from your bank, broker, or other nominee holder that shows that you were an owner on the record date is an acceptable example of proof of ownership.

On or about May 10, 2019, proxy materials or a Notice of Internet Availability of Proxy Materials will be sent to shareholders in connection with our solicitation of proxies for this year’s Annual Meeting of Shareholders.

By Order of the Board of Directors
A. Alexander Rhodes
Corporate Secretary

May 9, 2019

4	2019 Proxy Statement

Proxy Statement
Annual Meeting of Shareholders
June 21, 2019

This proxy statement is furnished to the shareholders of Tailored Brands, Inc. (the “Company”), also referred to in this proxy statement as “we”, “us”, or “our”), whose two main executive offices are located at 6380 Rogerdale Road, Houston, Texas 77072, and 6100 Stevenson Blvd., Fremont, California 94538, in connection with the solicitation by our Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m., Pacific Daylight Time, on Friday, June 21, 2019, at the Company’s Fremont, California office, or any adjournment(s) thereof (the “Annual Meeting”).

The Annual Meeting will be held to:

Board recommendation
Proposal 1: Elect seven directors to our Board of Directors for the coming year	FOR each Director nominee
Proposal 2: Ratify Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019	FOR
Proposal 3: Approve, on an advisory basis, the compensation of our named executive officers	FOR

Shareholders will also transact such other business as may properly come before the meeting or any adjournment thereof.

On or about May 10, 2019, we will begin mailing a Notice of Internet Availability of Proxy Materials to the holders of record of our common stock, $0.01 par value per share (“common stock”), on April 23, 2019 (the “Record Date”). The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Notice of Annual Meeting of Shareholders, this proxy statement, the form of proxy and our annual report over the Internet. At the close of business on the Record Date, there were outstanding and entitled to vote 50,469,164 shares of our common stock, and only the holders of record on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

Voting Roadmap

Your vote is very important to us. Please cast your vote as soon as possible on each proposal to ensure your shares are represented at the Annual Meeting.

Even if you plan to attend our Annual Meeting in person, please read this proxy statement carefully and vote as soon as possible using any of the following methods. In all cases, have your proxy card or voting instruction card in hand and follow the instructions.

By Internet Visit 24/7 www.proxyvote.com	By telephone Dial toll-free 24/7 (800) 690-6903	By mailing your proxy card Cast your ballot, sign your proxy card and send by mail in the enclosed postage-paid envelope

Please follow the directions on your proxy card or voting instruction card carefully. If you hold our common stock in a brokerage account (that is, in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. If you plan to vote in person at the Annual Meeting and you hold our common stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

If you hold your stock through a Tailored Brands employee benefit plan, please follow the instructions provided to you by each plan or broker through which you hold shares (which may be different than the instructions provided above). To vote all of your shares of our common stock, you must complete, sign, date, and return each proxy card you receive or vote the shares as instructed for each set of proxy materials you receive.

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Proxy Summary

This summary highlights information contained in this proxy statement. You should read the entire proxy statement carefully before voting.

ABOUT TAILORED BRANDS

We are a leading specialty retailer of men’s tailored clothing and the largest men’s formalwear provider in the United States and Canada. We help men look and feel their best by offering a broad selection of clothing including suits, suit separates, sport coats, slacks, formalwear, business casual, denim, sportswear, outerwear, dress shirts, shoes and accessories. We serve our customers through an expansive omni-channel network that includes over 1,400 retail locations in the U.S. and Canada as well as our branded e-commerce websites. Our brands include Men’s Wearhouse, Men’s Wearhouse and Tux, Jos. A. Bank, Joseph Abboud, Moores Clothing for Men and K&G Fashion Superstores. We also operate an international corporate apparel and workwear group consisting of Dimensions, Alexandra and Yaffy in the United Kingdom and Twin Hill in the United States.

PERFORMANCE HIGHLIGHTS

In 2018, we reported higher adjusted earnings per share than last year and we significantly strengthened our balance sheet, reducing our total debt by $232 million and extending the maturity on our term loan to 2025, and we generated strong operating cash flow of $323 million. Highlights include:

NET CASH PROVIDED BY OPERATING ACTIVITIES	ADJUSTED EARNINGS PER SHARE(1)
($ in mm)

DEBT REDUCTION(2) ($ in mm)	LIQUIDITY PROFILE(3) ($ in mm)

(1)	Throughout this proxy statement, we will be referring to earnings per share (“EPS”) on an adjusted basis. A reconciliation of adjusted EPS to GAAP EPS and an explanation of why adjusted EPS may be useful is included on page 72 of this proxy statement.
(2)	Calculated based on reported total debt on consolidated balance sheet.
(3)	Calculated as (cash + cash equivalents + ABL availability).

6	2019 Proxy Statement

Proxy Summary

Matters to be Voted on at the Annual Meeting

PROPOSAL 1: ELECT SEVEN DIRECTORS TO OUR BOARD OF DIRECTORS

WHAT AM I VOTING ON? Shareholders are being asked to elect seven director nominees for a one-year term.
THE BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE
The Board of Directors and the Nominating and Corporate Governance Committee believe that the seven director nominees constitute a diverse slate of directors with broad leadership experience who possess the necessary qualifications and experience to effectively oversee the business and the long-term interests of shareholders.

THE TAILORED BRANDS BOARD
The Board is primarily responsible for:
●Approving Tailored Brands’ strategic plan and overseeing its implementation
●Approving significant investments and capital expenditures
●Evaluating the Company’s capital allocation policies, including approval of the Company’s dividend
●Overseeing risk and internal controls
●Monitoring executive performance, compensation and succession planning
●Reviewing standards of ethics and policy in relation to organizational development, governance, corporate social responsibility and sustainability

To effectively administer these responsibilities, the Board uses the following criteria in selecting and recommending Board nominees:
●Directors with a range of skills and experiences in areas relevant to oversee our strategy and mitigate the risks we face
●A majority of independent directors to constructively challenge ideas in the boardroom, and contribute to effective dialogue
●An optimal mix of newer directors, who bring fresh insights, and longer-tenured directors, who understand our Company and customers
●Diversity of gender, age and ethnicity to ensure that a broad range of views are considered

The Board believes that the 2019 director nominees represent the right composition to effectively oversee the implementation of our strategy and constructively challenge management.

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Proxy Summary

THE RIGHT SKILLS AND EXPERIENCE

As a group, our director nominees bring significant experience and insights acquired in fields relevant to ours as well as broad business and governance experience through service on other public company boards. We believe that the Board is comprised of directors with the necessary skills and experience to support the Company’s strategy and contribute to effective oversight of the Company.

NOMINEE SKILLS AND EXPERIENCE

INDEPENDENT OVERSIGHT

Strong independent Board chair and committee chair roles with clearly articulated responsibilities

NOMINEE INDEPENDENCE
Independent: 5 including our Chairman of the Board

Not Independent: 2 including our President and Chief Executive Officer

THE RIGHT TENURE BALANCE Appropriate mix of directors who have been with the Company through different stages of its development and fresh perspectives INDEPENDENT NOMINEE TENURE
DIVERSITY OF AGE, GENDER AND ETHNICITY Significant diversity of experience, thought, age, gender, ethnicity and background	NOMINEE AGE	NOMINEE GENDER AND ETHNICITY

8	2019 Proxy Statement

Proxy Summary

DIRECTOR NOMINEES

DINESH S. LATHI, 48	THEO KILLION, 68	DAVID H. EDWAB, 64
President and Chief Executive Officer Tailored Brands, Inc.	Chairman of the Board CEO, Zale Corporation (retired)	Vice Chairman of the Board Various leadership positions, Tailored Brands, Inc. (retired)

IRENE CHANG BRITT, 56	SUE GOVE, 60	GRACE NICHOLS, 72
C-Suite Executive, several Fortune 500 Companies (retired)	President of Excelsior Advisors, LLC	CEO, Victoria’s Secret Stores (retired)

SHELDON I. STEIN, 65
President, Southern Glazers Wine and Spirits

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Proxy Summary

PROPOSAL 2: RATIFY DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019

WHAT AM I VOTING ON?	THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL
Shareholders are being asked to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditors for the fiscal year ending February 1, 2020.	Deloitte & Touche LLP is an independent registered public accounting firm with significant sector specific expertise, reasonable fees and appropriately limited ancillary services. The Audit Committee annually evaluates Deloitte & Touche LLP and determined that its retention continues to be in the best interests of the Company and its shareholders.

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

WHAT AM I VOTING ON?	THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL
Shareholders are being asked to approve, on an advisory basis, the compensation of our Named Executive Officers as described in the Executive Compensation section of this proxy statement beginning on page 36.	Our Compensation and Organizational Development Committee provides independent oversight of our executive compensation with the assistance of an independent compensation consultant. Our compensation programs are working effectively and are aligned with short- and long-term business goals and strategy and demonstrate a strong link between pay and performance.

COMPENSATION HIGHLIGHTS

Our compensation program is premised on a pay for performance philosophy and intentionally places a significant percentage of Named Executive Officer (“NEO”) compensation at risk. We evaluate the competitive positioning of each compensation element and while we do not target compensation to any benchmark percentile, we review the comparable market for each element of pay. In 2018, we compensated our NEOs as follows:

Base Salary	A fixed, competitive component of pay based on responsibilities, skills and experience.	Page 42
Annual Cash Incentive Plan
Designed to recognize annual performance achievements based on the Compensation and Organizational Development Committee’s assessment of Company performance across three categories: adjusted earnings before interest and taxes (“EBIT”) (60%), adjusted revenue(1) (20%), and individual strategic objective performance (20%).
Page 43
Long-Term Incentive Plan
Our Long-Term Incentive Plan is designed to encourage performance that drives shareholder value over the long term and aligns executive interests with shareholders through the use of equity-based awards.
●Annual equity grants consist of deferred stock units (“DSUs”) and performance units (“PUs”) for the Chief Executive Officer (“CEO”).
●Annual equity grants consist of stock options, DSUs and PUs for the other NEOs.
●PUs are based on achievement of an adjusted EPS performance target with actual awards ranging from 0% to 200% of the target award depending on the Company’s adjusted EPS for fiscal year 2020.

(1)	Throughout this proxy statement, we will be referring to adjusted revenue. A reconciliation of adjusted revenue to GAAP revenue is included on page 72 of this proxy statement.

10	2019 Proxy Statement

Proxy Summary

KEY EXECUTIVE COMPENSATION FEATURES

The Compensation and Organizational Development Committee has incorporated the following market-leading governance features into our programs:

WHAT WE DO
●Align Pay and Performance
●Engage in a Rigorous Target-Setting Process for Incentive Metrics
●Use Multiple Performance Metrics to Balance Top Line and Bottom Line Achievement
●Have Stock Ownership Requirements for Executive Officers
●Implement Incentive Compensation Programs and Governance Practices Designed to Discourage Undue Risk-Taking
●Include Clawback Provisions in our Key Compensation Programs
●Prohibit Hedging, Pledging, Short Sales and Derivative Transactions in our Stock
●Engage an Independent Compensation Consultant
●Include Double Trigger Change in Control Provisions for Equity Awards

WHAT WE DON’T DO
●No Tax Gross-Ups
●No Special Change in Control Severance Provisions for Executive Officers Compared to Other Senior Executives
●No Payment of Dividends on Unearned or Unvested Long-Term Incentives
●No Repricing of Underwater Stock Options
●No Material Executive Perquisites

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6	PROXY SUMMARY
	7	Matters to be Voted on at the Annual Meeting

13	BOARD MATTERS
13	PROPOSAL 1: ELECTION OF DIRECTORS
	13	Tailored Brands Board of Directors
	20	The Board’s Role and Responsibilities
	24	Board Structure
	26	Board Processes
	29	Director Compensation

32	AUDIT COMMITTEE MATTERS
32	PROPOSAL 2: RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
	33	Fees
	33	Pre-Approval Policy and Procedures
	33	Audit Committee Report

35	EXECUTIVE OFFICERS

36	EXECUTIVE COMPENSATION
36	PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
	36	Executive Summary
	38	Compensation and Organizational Development Committee Report
	39	Compensation Discussion and Analysis
	51	Summary Compensation Table
	52	Grants of Plan-Based Awards Table
	54	Outstanding Equity Awards at Fiscal Year-End Table
	56	Option Exercises and Stock Vested Table
	56	Pension Benefits
	56	Nonqualified Deferred Compensation
	57	CEO Pay Ratio
	58	Employment Agreements
	59	Potential Payments Upon Termination or Change in Control

65	STOCK OWNERSHIP INFORMATION
	65	Equity Plan Compensation Information
	65	Security Ownership of Certain Beneficial Owners and Management
	66	Director and Executive Officer Equity Ownership
	67	Section 16(a) Beneficial Ownership Reporting Compliance

68	VOTING AND OTHER INFORMATION

71	MISCELLANEOUS MATTERS
	71	Submitting Proposals for 2020 Annual Meeting
	71	Other Matters

72	USE OF NON-GAAP FINANCIAL MEASURES
	72	GAAP to Non-GAAP Adjusted Consolidated Statement of Earnings Information
	73	GAAP to Non-GAAP Adjusted Revenue Information

12	2019 Proxy Statement

Board Matters
Proposal 1: Election of Directors

WHAT AM I VOTING ON?	VOTING RECOMMENDATION: FOR
Shareholders are being asked to elect seven director nominees for a one-year term.	The Board of Directors and the Nominating and Corporate Governance Committee believe that the seven director nominees constitute a diverse slate of directors with broad leadership experience who possess the necessary qualifications and experience to effectively oversee the business and the long-term interests of shareholders.

Tailored Brands Board of Directors

RESPONSIBILITY FOR SELECTION OF DIRECTOR CANDIDATES

The Board of Directors (the “Board”) is responsible for selecting director candidates to stand for election by shareholders. The Board has delegated the screening process for potential directors to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and executives of the Company will be asked to take part in the process as appropriate. The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommends such individuals to the Board for its consideration.

IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTORS

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. The Committee also regularly engages in Board succession planning by assessing the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the applicable criteria for directors. In addition, when the Committee seeks a new candidate for directorship, it seeks qualifications from the individual that will complement or supplement the skills, attributes and perspectives of the other members of the Board. The Committee takes into consideration whether particular individuals satisfy the independence criteria set forth in the New York Stock Exchange (“NYSE”) listing standards, together with any special criteria applicable to service on various committees of the Board.

In the event that vacancies are anticipated, or otherwise arise, the Committee will engage in the following evaluation process:

NOMINEE EVALUATION PROCESS

↓
The Nominating and Corporate Governance Committee considers various potential candidates for director from any reasonable source, including through current Board members, current management, professional search firms, shareholders or other persons.

↓
These candidates are evaluated at regular or special meetings of the Committee or through one-on-one meetings between Committee members and Board candidates and may be considered at any point during the year.

↓
In evaluating any potential nominee, the Committee considers the skill sets desired by the Board, the diversity of experiences and backgrounds already represented on the Board, and the qualifications of potential candidates.The Board also reviews independence and potential conflicts of interest to identify candidates best qualified to serve the interests of our shareholders.

↓
The Nominating and Corporate Governance Committee recommends qualified candidate(s) and the full Board may approve interim appointment or inclusion in the slate of directors to stand for election at the next annual meeting of shareholders.

↓ Approved director nominees are presented in the proxy statement for consideration by shareholders and election for one-year terms.

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Board Matters

NOMINATIONS BY SHAREHOLDERS

The policy of the Nominating and Corporate Governance Committee is to consider, when appropriate, written recommendations from shareholders for positions on the Board. A shareholder who wishes to recommend a prospective director nominee for general consideration by the Board should notify the Corporate Secretary of the Company or any member of the Committee in writing with whatever supporting material the shareholder considers appropriate, including the nominee’s name and qualifications for Board membership. In evaluating the nominations, the Committee uses the same criteria as for candidates recommended by the Nominating and Corporate Governance Committee, other Board members, or other persons.

Our bylaws provide for proxy access pursuant to which a shareholder, or group of up to 20 shareholders, owning shares of the Company’s common stock, representing an aggregate of at least 3% of our outstanding shares continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in the Company’s bylaws. The Board believes that the provisions adopted in our bylaws appropriately balance the benefits shareholders gain under proxy access against the potential disruption that could be created by regular proxy contests, the corresponding turnover of a number of Board seats, and the challenges of on-boarding and integrating these new directors.

Shareholders may nominate persons for election as directors at an annual shareholders’ meeting, or for inclusion in our proxy statement for our 2020 Annual Meeting, if such nominations are made in accordance with the procedures set forth in the “Submitting Proposals for 2020 Annual Meeting” section on page 71 of this proxy statement. No formal shareholder nominations were received in accordance with the procedures set forth in our bylaws for the upcoming Annual Meeting.

DIRECTOR QUALIFICATIONS

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board the requisite skills, attributes, and experience needed on the Board. When evaluating candidates, the Board takes into account the composition of the entire Board, including the requirement that a majority of Board members be independent; the diversity of experiences and backgrounds represented on the Board; the need for financial, business, public company and other expertise on the Board and its committees; and the need to have directors who will work collegially to represent the best interests of the Company and its shareholders, its customers, its employees and the communities in which we do business. This evaluation includes an assessment of the knowledge and experience of Board candidates in retail or consumer goods, finance and audit, strategy, branding, technology, digital or omni-channel, organizational development, marketing, operations, apparel or merchandising, business transformation, data and analytics, capital markets and investments, corporate social responsibility/sustainability, corporate governance, legal, risk management, and leadership, among other areas, and is designed to ensure that the Board has the right mix of skills and experience to support the Company’s strategy and contribute to effective oversight of the Company.

The Company considers diversity broadly to include differences of viewpoint, professional experience, individual characteristics, personal background, qualities, skills, qualifications, gender, cultural background and ethnicity/race. Although the Company does not have a formal policy with respect to the consideration of diversity in identifying director nominees, the Board believes that diversity in experiences, qualifications, backgrounds, and personal characteristics enhances decision making and is important to the effectiveness of the Board’s oversight of the Company. The Nominating and Corporate Governance Committee does not assign specific weight to particular factors and, depending on the current needs of the Board, may weigh certain factors more or less heavily.

Director candidates should be able to provide insight and practical wisdom based on their experience and expertise. Directors are expected to prepare for, attend and participate in Board and Board Committee meetings, to ask direct questions and require straight answers, and to devote the time needed to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not, and that they have no conflict of interest that would, materially interfere with the member’s service as a director. Service on other public boards and other commitments are considered by the Nominating and Corporate Governance Committee when reviewing Board candidates.

The Board believes that each of its directors is knowledgeable and has significant insight relevant to the Company’s operations; has high ethical standards and personal integrity; takes his or her responsibility to the Board seriously; demonstrates strong leadership skills in his or her area of present and past expertise; has the interest, time available and commitment to fulfill his or her responsibilities as director; and has the ability and willingness to contribute with other directors and with management.

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DIRECTOR TENURE AND BOARD REFRESHMENT

The Nominating and Corporate Governance Committee and the Board believe it is important for the Board to be “refreshed” by adding new directors from time to time. The diversity in thinking, experience, background and approach resulting from refreshment enhances Board leadership, deliberations and decision making, and are critical to the Board’s acting as a strategic, creative, and problem solving body. The Nominating and Corporate Governance Committee and the Board also believe that long-serving directors bring critical skills to the Board and have knowledge of the business that are beneficial to newer directors. In recent years, the Board and Nominating and Governance Committee have focused diligently on striking a balance between the two. To that end, three new directors have been added in the past three years, a new Chair of the Audit Committee was appointed in 2017 and a new Chairman of the Board was appointed in 2017 and again in 2019 following Mr. Lathi’s appointment as President and CEO of the Company. During the first quarter of fiscal 2018, the Board, at the recommendation of the Nominating and Governance Committee, approved the rotation of the chair for each of the Nominating and Governance Committee and the Compensation and Organizational Development Committee, appointing a new chair to each. In addition, to continue to provide opportunities for refreshment, the Board’s Corporate Governance Guidelines include an age limit which provides that a director shall not stand for election upon reaching the age of 75. Following the Annual Meeting, with the proposed slate of seven director nominees, the Board would consist of three directors with three or less years of tenure, two directors with four to eight years of tenure, and two directors with nine or more years of tenure.

AFFIRMATIVE DETERMINATION OF DIRECTOR INDEPENDENCE

As set forth in the Company’s Corporate Governance Guidelines (the “Guidelines”), a majority of the members of the Board must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and the applicable rules of the NYSE. In addition to these requirements, the Board believes that a substantial majority of the Board should be independent and meet the following heightened independence requirements:

●	is not an executive officer or director, or a person serving in a similar capacity with, nor an owner of more than 1% of the equity of, a significant customer, supplier, or service provider to us. For purposes hereof, “significant” shall mean circumstances where during the past fiscal year the business with the customer, supplier, or service provider equaled or exceeded either 1% of the revenue thereof or 1% of our revenue;
●	is not personally the accountant, lawyer, or financial advisor for compensation to any of our executive officers;
●	is not a trustee, director, or officer of any charitable organization that received contributions from us during the past fiscal year aggregating $1 million or 2% of the charitable organization’s consolidated gross revenues, whichever is greater;
●	has not within the last three years engaged in a related party transaction with us that was required to be disclosed in our proxy statement; and
●	is not a father, mother, wife, husband, daughter, son, father-in-law, mother-in-law, daughter-in-law, or son-in-law of a person who would not meet the foregoing qualifications.

A director may not serve on more than four boards of directors of publicly-held companies (including our Board of Directors) unless the full Board determines that such service does not impair the director’s performance of his or her duties to the Company. Directors are expected to report changes in their business or professional affiliations or responsibilities, including retirement or potential conflicts of interest or competitive issues, to the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee and will be expected to offer to resign if the Nominating and Corporate Governance Committee concludes that the director no longer meets our requirements for service on the Board. The Nominating and Corporate Governance Committee may establish from time to time additional qualifications for directors, taking into account the composition and expertise of the entire Board.

The Board has affirmatively determined that each director, with the exception of Mr. Lathi and Mr. Edwab, is independent in accordance with NYSE Listing Standards and our Guidelines and has no current material relationship with the Company, except as a director. When determining whether a director qualifies as independent, the Board, in accordance with NYSE rules, broadly considers all relevant facts and circumstances to determine whether the director has any material relationship with the Company, either directly or indirectly (as a partner, shareholder or officer of an organization that has a relationship with the Company), other than serving as one of our directors.

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NOMINEES FOR DIRECTOR

Our Board has nominated seven directors for election at the Annual Meeting to hold office until the next annual meeting of shareholders and the election of their respective successors. All of the nominees are currently directors. These nominees bring a wide set of individual talents to their oversight responsibilities, including a full array of business and leadership skills. Most nominees serve on other public company boards, enabling our Board to more quickly adopt best practices from other companies. Their diversity of experience and expertise facilitates robust and thoughtful decision-making as a Board.

Each agreed to be named in this proxy statement and to serve if elected and, as required by our bylaws, each nominee has delivered a written, irrevocable resignation letter to the Company’s Corporate Secretary to be considered by the Board in the event that a nominee receives less than a majority of the votes cast in an uncontested election of directors and effective thereafter only if the Board votes to accept the resignation by at least a majority vote of all directors.

We have no reason to believe that any of the nominees will be unable to serve. However, if before the election, one or more of the nominees should become unable to serve or for good cause will not serve, proxies will be voted for the remaining nominees and for any substitute nominees to be selected by the Nominating and Corporate Governance Committee and approved by the Board.

SKILLS AND EXPERIENCE

We believe that the Board is comprised of directors with the necessary skills and experience to support the Company’s strategy and contribute to effective oversight of the Company.

Strategy/Business Transformation	Branding/Marketing	Retail/Consumer	Apparel/Merchandising	Digital/Omni-Channel
Technology/ Data & Analytics	Finance/Audit	HR/Org Development	Operations	Capital Markets and Investments
CSR/Sustainability	Corporate Governance	Risk Management	Current or Previous Public Company CEO

Biographical information about our nominees for director and the experience, qualifications, attributes, and skills considered by our Nominating and Corporate Governance Committee and Board in determining that the nominee should serve as a director appears below.

DINESH S. LATHI
President and Chief Executive Officer

Age: 48
Director Since: 2016
Committees:
●None
Director Skills and Qualifications:
●Extensive experience in leadership, operations, strategy and financial management of online retailing as well as financial expertise gained as an investment banker, private equity executive and chief financial officer

Mr. Lathi is President and Chief Executive Officer of the Company. He was elected to the Tailored Brands Board of Directors in March 2016, was appointed Non-Executive Chairman in March 2017 and served as Executive Chairman from October 1, 2018 through March 27, 2019. He was the Chief Executive Officer of One Kings Lane, Inc. from April 2014 until June 2016. Previously, Mr. Lathi spent seven years in various senior executive roles at eBay, Inc. and eight years in investment banking and private equity. He is also a member of the Board of Directors of Five Below, Inc., where he is a member of their audit and compensation committees.

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THEO KILLION   INDEPENDENT
Chairman of the Board

Age: 68
Director Since: 2017
Committees:
●Compensation (Chair)
Director Skills and Qualifications:
●Extensive experience as a senior executive and director in the retail industry, with particular expertise in strategic planning, merchandising, operations, human resources and organizational design, leadership development, consumer brand marketing and advertising

Mr. Killion was appointed Chairman of the Board effective March 27, 2019, and served as lead director from October 1, 2018 until his appointment as Chairman. Since November 2016, Mr. Killion has been a managing partner of The Sierra Institute, a Dallas based human resources consortium, and was Vice Chairman of Herbert Mines Associates, an executive search firm, from May 2015 to March 2016. He also serves on the board of Claire’s Stores, Inc., a privately-held global retailer of fashionable jewelry accessories, and non-profit A Better Chance. Mr. Killion also worked for the Zale Corporation from January 2008 until July 2014, serving as Chief Executive Officer from January 2010 until his retirement in 2014. Prior to Zale, Mr. Killion served in a variety of positions at a number of iconic retailers including Tommy Hilfiger, Limited Brands (now L Brands), The Home Shopping Network and Macy’s. Mr. Killion served on the board of directors of Express, Inc. from April 2012 to June 2017 and Libbey, Inc. from May 2014 to May 2017. He also served on the board of directors of The Zale Corporation when he was CEO, from September 2010 to May 2014.

DAVID H. EDWAB   INDEPENDENT
Vice Chairman of the Board

Age: 64
Director Since: 1991
Committees:
●None
Director Skills and Qualifications:
●Broad financial, operational and transactional experience in retailing and extensive experience serving on the boards of directors of publicly traded retail companies

Mr. Edwab has served the Company as non-executive Vice Chairman since his retirement as an executive officer and employee of the Company in October 2014. Prior thereto, he served the Company in various leadership roles, including Senior Vice President, Treasurer and Chief Financial Officer, Chief Operating Officer, President and Executive Vice Chairman of the Company. Mr. Edwab joined the Company in 1991. Mr. Edwab is currently the managing member and officer of various private investment companies, including Celebrity Brands Capital Partners LLC, Celebrity Brands Spirits, LLC, PLE Capital Partners LLC, Erskine Capital LLC and Irish Rose Capital LLC. Mr. Edwab is also a director of RTW Retailwinds, Inc. (formerly known as New York & Company, Inc.), where he serves as chairman of their nomination and governance committee and is a member of their audit committee, and Vitamin Shoppe, Inc., where he serves as chairman of their audit committee and a member of their nomination and governance committee. Mr. Edwab is an inactive CPA and has experience in investment banking and private equity.

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IRENE CHANG BRITT   INDEPENDENT

Age: 56
Director Since: 2015
Committees:
●Audit
●Nominating and Corporate Governance (Chair)
Director Skills and Qualifications:
●Deep knowledge of the consumer products industry with extensive executive experience and expertise in global strategy development, marketing services and consumer insights, as well as extensive experience serving on the boards of directors of other public companies

Ms. Britt is a former Fortune 500 C-Suite executive, having spent 30 years working for companies such as Kimberly-Clark, Kraft Foods and Campbell Soup Co, in progressively higher leadership roles. Her more recent roles at Campbell were President, Pepperidge Farm, SVP Global Baking and Snacking, Global Chief Strategy Officer and President, North America Foodservice. Prior to Campbell, Ms. Britt held leadership roles with Kraft Foods and Kimberly-Clark. Ms. Britt currently serves on the boards of Dunkin Brands Group, Inc., including as chair of their nominating and corporate governance committee and as a member of their audit committee, and Brighthouse Financial, Inc., including as chair of their nominating and corporate governance committee and as a member of their compensation and investment committees. She is also a director of Baybridge Seniors Housing Inc., a privately-held health care company, and Peloton Capital Management, a small/mid-cap private capital fund. She was a director of TerraVia Holdings Inc. from March 2017 to January 2018, where she served as chairperson of the board and as member of their compensation committee.

SUE GOVE   INDEPENDENT

Age: 60
Director Since: 2017
Committees:
●Audit (Chair)
Director Skills and Qualifications:
●Significant executive experience with retail, marketing, merchandising and operations, as well as senior leadership, strategic and financial experience; also, has extensive experience serving on the boards of directors of other public companies

Ms. Gove is President of Excelsior Advisors, LLC, a retail consulting and advisory firm, and serves as a Senior Advisor to Alvarez & Marsal, a corporate consulting firm. Prior to founding Excelsior Advisors in August 2014, she was the President and Chief Executive Officer of Golfsmith International Holdings, Inc. from October 2012 to April 2014 and President from February 2012 to April 2014. Ms. Gove also served Golfsmith as Chief Operating Officer from September 2008 to October 2012, as Chief Financial Officer from March 2009 to July 2012 and as Executive Vice President from September 2008 to February 2012. In addition, Ms. Gove spent 25 years at Zale Corporation where she served in senior financial, operating and strategic roles, culminating in the EVP and Chief Operating Officer role. She was a director of AutoZone Inc. from July 2005 until December 2017, where she served as chair of the nominating and corporate governance committee and a member of the audit committee, of Logitech International SA from September 2015 until September 2018, where she served as a member of the audit committee, and of Iconix Brand Group from October 2014 to May 7, 2019, where she was a member of the compensation committee and the chair of the audit committee.

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GRACE NICHOLS  INDEPENDENT

Age: 72
Director Since: 2011
Committees:
●Nominating and Corporate Governance
Director Skills and Qualifications:
●Extensive experience as a senior executive and director in the retail industry, with particular expertise in branding, merchandising and operations of large retail companies

Ms. Nichols spent more than 20 years at Limited Brands, including 14 years as Chief Executive Officer of Victoria’s Secret Stores from 1992 until she retired in January 2007. Prior to joining Limited Brands, Ms. Nichols held various senior merchandising positions in teen’s and women’s apparel at The Broadway Southern California divisions of Carter, Hawley, Hale, Inc. Ms. Nichols is also a director of RTW Retailwinds, Inc. (formerly known as New York & Company, Inc.), where she serves as non-executive chairperson and is on the nomination and governance committee.

SHELDON I. STEIN  INDEPENDENT

Age: 65
Director Since: 1995
Committees:
●Compensation
●Nominating and Corporate Governance
Director Skills and Qualifications:
●Extensive experience and skills in corporate finance and mergers and acquisitions as well as leadership, operations and financial management experience in consumer products industry

Mr. Stein has been the President of Southern Glazers Wine and Spirits, North America’s largest distributor of wine and spirits, and Chief Executive Officer of Glazer’s Beer and Beverage, one of the country’s largest distributors of malt products, since July 2016. Prior thereto, Mr. Stein was the President and Chief Executive Officer of Glazer’s Distributors, one of the country’s largest distributors of wine, spirits, and malt products. From 2008 until July 2010, Mr. Stein was a Vice Chairman of Global Investment Banking and Head of Southwest Investment Banking for Bank of America, Merrill Lynch. Before joining Merrill Lynch, Mr. Stein had been with Bear Stearns for over 20 years as a Senior Managing Director running Bear Stearns’ Southwest Investment Banking Group and as a member of Bear Stearns’ President Advisory Council. Mr. Stein served on the board of directors of Alon USA Partners, LP from February 2013 until February 2018.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

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The Board’s Role and Responsibilities

Corporate governance is typically defined as the system that allocates duties and authority among a company’s shareholders, the Board of Directors, and management. The shareholders elect the Board and vote on extraordinary matters. The Board has the ultimate decision-making authority for the Company, except with respect to those matters specifically reserved to the shareholders and management, who handle the day-to-day operations of the Company. The Board has responsibility for overseeing the Company’s long-term strategic plans, for establishing broad corporate policies, for hiring, overseeing and evaluating executive management, particularly the CEO, and for our overall performance and direction, but is not directly involved in our day-to-day operations.

In exercising its authority, the Board recognizes that the long-term interests of our shareholders are best advanced by appropriate consideration of other stakeholders and interested parties including employees and their families, customers, suppliers, communities and society as a whole. To assist the Board in fulfilling its responsibilities, the Board has adopted Corporate Governance Guidelines. The Guidelines are available at www.tailoredbrands.com under “Investor Relations – Corporate Governance – Governance Documents”. The Board, with the assistance of the Nominating and Corporate Governance Committee, periodically reviews the Guidelines to ensure they comply with all applicable requirements of the NYSE rules and recently adopted substantial updates to the Guidelines to reflect current best practices.

Our Board currently consists of eight directors, including six independent directors and two individuals who are not considered independent directors. If all of the nominees for election are elected at the Annual Meeting, the Board will be comprised of seven directors, including five independent directors and two non-independent directors.

BOARD’S ROLE IN STRATEGIC OVERSIGHT

The Board is actively engaged in the oversight of the Company’s strategic planning. While the Board actively participates in the discussion of strategies, key initiatives and capital allocation for the Company and each of our brands throughout the year, one Board meeting per year, typically in September, is focused on the Company’s strategic planning and direction. At this meeting, the Board reviews the Company’s corporate strategy as presented by management and provides input and oversight on short-term strategic goals and helps set the long-term strategic direction of the Company. In addition to this annual review, the Board receives detailed presentations throughout the year on critical aspects of the implementation of these initiatives so that it can continually monitor progress and adjust the strategy as conditions dictate. These periodic presentations include a review of performance, progress on initiatives, and reports from specific departments such as the brand presidents, finance, store operations, data and analytics, merchandising, marketing, information technology, supply chain, human resources and legal.

In addition to strategy, the Board continues to be focused on and committed to oversight of management and business performance, talent management, culture, technology needs, privacy concerns, risk management, compliance, sustainability and corporate responsibility.

BOARD’S ROLE IN RISK OVERSIGHT

The Board and its Committees play an important role in overseeing management’s identification, assessment, and mitigation of risks that are material to us.

The Board has ultimate oversight responsibility for our enterprise risk and regularly reviews the Company’s significant risk exposures. The Audit Committee, Compensation and Organizational Development Committee, and Nominating and Corporate Governance Committee have been delegated significant responsibilities and oversight functions with respect to assisting the Board in its oversight of risk and the Company’s risk management programs as described further below. The Board receives periodic reports from committee chairs on risk-related matters relevant to each committee’s responsibilities.

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The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the performance of our system of internal controls, legal and regulatory compliance, our audit, accounting and financial reporting processes, conflicts of interest and the evaluation of enterprise risk exposures, including risk of fraud, technology, information security, privacy and data protection. Our General Counsel also periodically reviews with the Audit Committee legal matters, if any, that may have a material adverse impact on our financial statements. The Audit Committee, and the full Board when appropriate, receives regular updates from the Chief Technology Officer on IT security, internal and external security reviews, data protection, risk assessments, breach preparedness and response plans in overseeing our cybersecurity risk management program.

The Compensation and Organizational Development Committee is responsible for overseeing the management of risks relating to our organizational design and compensation programs. In connection with its oversight responsibility, the Compensation and Organizational Development Committee periodically reviews and evaluates our compensation programs to determine if there are any pay practices that may create, and any factors that may reduce the likelihood of, excessive risk-taking by our employees to determine whether our compensation program presents a material risk to us. Based on its most current review and evaluation, the Compensation and Organizational Development Committee has concluded that our compensation programs for our employees (including our executive officers) do not create risks that are reasonably likely to have a material adverse effect on us.

The Nominating and Corporate Governance Committee oversees risks associated with corporate governance, business conduct, ethics, director nominations and succession planning and the Company’s corporate social responsibility and sustainability efforts and reporting.

Management is responsible for enterprise risk assessment and the day-to-day management of strategic, reputational, financial, legal, and operational risks. Management continuously identifies and monitors potential risks which could impact the Company’s ability to achieve its objectives and execute its strategies, develops and reviews risk response plans, and takes steps to control risk where appropriate.

BOARD’S ROLE IN MANAGEMENT’S SUCCESSION PLANNING/ ORGANIZATIONAL HEALTH

Succession planning is an important area of responsibility for our Board. The Compensation and Organizational Development Committee assists the Board with CEO and senior management talent development and succession planning processes. In order to identify potential successors for executive positions, the Board, with the help of senior management, regularly engages with our CEO about the “bench strength” behind senior leaders of the Company and current development needs.

STATEMENT ON SUSTAINABILITY

Our stakeholder expectations are increasing and they are looking to companies to be purpose driven and contributors to more than just a bottom line. Customers want brands that stand for something more than their products. Our shareholders have made it clear that their expectations around environmental, social and governance matters are at an all-time high. Employees want to work for companies that stand for something they believe in, inspire them, and provide opportunities for meaningful contributions at all levels. Our communities are looking for partners to work with and support them.

Tailored Brands recognizes that our business operations rely heavily on people and impact the communities around us and our planet. We are committed to social responsibility and environmental stewardship throughout the Company and endeavor to:

●	Provide a safe and inclusive workspace where everyone is treated with dignity, understanding and respect,
●	Nurture and support the communities in which we operate, and
●	Be good citizens of our planet by working to reduce our carbon footprint, minimizing our impact by increasing our reuse and recycling efforts, and encouraging conservation and sustainability among our associates, our suppliers, and the community at large.

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BOARD’S ROLE IN ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

The Board is actively engaged in in the oversight of the Company’s strategy and has ultimate oversight for our risk management programs, including sustainability and governance related issues. In exercising its authority, the Board recognizes that the long-term interests of our shareholders are best advanced when considering other stakeholders and interested parties, including customers, employees, business partners and the communities in which we operate. The Nominating and Corporate Governance Committee oversees corporate governance and sustainability, and the Board receives updates regarding environmental, social and governance matters throughout the year.

Inspired by engagement with shareholders, the Company issued its second annual Sustainability report in fiscal 2018. Based on the results of a robust sustainability materiality assessment, the Company determined that ongoing sustainability efforts should be focused on three core concepts as set forth below.

SUSTAINABILITY HIGHLIGHTS

Our Company (We)	Our Community (Us)	Our Planet (All of Us)
What we are doing to provide good jobs and improve factory working conditions.

●We are committed to being a diverse and inclusive organization that provides a safe, inclusive workplace where everyone in our diverse employee family is treated with dignity, understanding and respect.

●Our Peer Circles serve as employee resource groups to further our diversity and inclusion mission, with focuses including Diversity, Women in Senior Leadership, Wo-mentorship and Millennials.

●We have established a Diversity Council comprised of employees dedicated to develop and drive enterprise-wide initiatives to improve both diversity and inclusion.

●In 2018, we were recognized as a “recommended” place to shop by the Human Rights Campaign’s annual Corporate Equality Index (CEI), achieving a 95 out of 100 rating.

●We were honored to receive the 2018 Circe of Excellence Award from the Distribution Business Management Association in recognition of our sustainable supply chain management, commitment to social responsibility and environmental stewardship.

What we are doing that benefits the communities we serve.

●Each summer, we hold our National Suit Drive and Canadian Suit Drive to benefit unemployed Americans and Canadians in need of appropriate interview attire as they seek to regain employment. In 2018, we collected approximately 420,000 articles of gently used professional attire.

●In both 2017 and 2018, Men's Wearhouse, Jos. A. Bank and K&G each gave $50,000 to the National Breast Cancer Foundation, Inc. and Moores donated $50,000 to the Canadian Cancer Society – for a total of $400,000 to date supporting breast cancer research.

●Since 2017, Men’s Wearhouse, Jos. A. Bank and Moores each donated $100,000 to the Movember Foundation; for a total of $600,000 to date. Each retailer encouraged customers to support Movember and provided a special Movember special offer to those who signed up on Movember.com.

●“AWEARNESS Kenneth Cole” (a collaboration between Men’s Wearhouse, Moores and Kenneth Cole) generated nearly $2.9 million in donations since its inception in 2015 to support two U.S. and one Canadian nonprofit partners assisting military veterans: Hire Heroes USA, HELP USA and True Patriot Love Foundation.

What we are doing to improve our environmental stewardship.

●The corporate office in Houston, TX is a LEED certified building.

●New and remodeled stores use the most efficient lighting products to reduce energy usage by about 50% per light fixture.

●In January 2017, we installed a 1.3 mega-watt solar rooftop system on our Joseph Abboud manufacturing facility, reducing CO2 emissions and energy costs.

●We strive to reduce, re-use and recycle in all our stores, distribution centers, hubs and offices. We partner with a company to take shredded uniform waste from our corporate apparel company and recycle it into yarn. Shoes retired from our rental business are donated. Our robust recycling and composting programs divert tons of waste and compostable materials from landfills annually.

●We are reducing the use of fossil fuels by our fleet of vehicles through the use of route design and optimization, airflow streamlining technologies, such as nose cones, and discouraging idling.

●We use Green Earth® for dry cleaning our tuxedo rental garments for Men’s Wearhouse, Jos. A. Bank and Moores, instead of a petroleum based dry cleaning solvent.

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Our Company (We)	Our Community (Us)	Our Planet (All of Us)
●We have developed and implemented a Supplier Code of Conduct that sets forth the compliance requirements all suppliers must meet to do business with us.

●We regularly conduct Social and Labor audits, including re-audits to follow up on corrective action requirements.

●In addition to our substantial merchandise donation program, we shipped truckloads of new merchandise directly to needed areas following the hurricanes, fires and other natural disasters in 2018, together with Delivering Good.

●Our stores are empowered to support neighborhood nonprofit organizations with gift card and tuxedo donations.

●We provide charging stations for electric vehicles at our Fremont and Houston campuses.

●We are working to reduce our reliance on paper for operations. We have eliminated use of paper in the picking process in our retail and ecommerce distribution centers and our delivery hubs are implementing new scanning and tracking technologies to eliminate the use of paper logs and manifests.

The Board remains committed to social responsibility and environmental stewardship. The Sustainability Report is available on the Company’s website (www.tailoredbrands.com) under “Investors – Company Information”.

SHAREHOLDER ENGAGEMENT

The Board believes that it is important to foster long-term relationships with shareholders and understand shareholder perspectives on the Company. We value an open dialogue with our shareholders, and we believe that regular communication is a critical part of enabling our long-term success. To that end, we continue our outreach to and dialogue with our key institutional investors on a range of issues, including financial performance, sustainability and corporate governance matters, and we closely monitor policy statements and areas of focus for these investors. We also review feedback about our business from individual investors.

We have been responsive to shareholder feedback. In recent years, we have taken a number of actions to strengthen our governance and sustainability programs and enhance the disclosure of our practices. For example, the Board voluntarily adopted proxy access and, based on shareholder feedback, the Company conducted a sustainability materiality assessment and issued its inaugural sustainability report in 2017. In addition, the Board amended our bylaws to require nominees for director to submit an irrevocable resignation letter which will be considered by the Board in the event a director does not receive a majority of the votes cast in an uncontested election of directors. Instances such as these evidence our continued commitment to remain responsive on a variety of shareholder concerns.

In addition, on a quarterly basis we invite our top institutional investors to discuss our operating results with senior management. Any concerns raised during these discussions are reported to the Board and discussed with management.

We remain committed to be responsive to shareholder concerns and welcome future engagement with our shareholders.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board believes that it is important for shareholders and other interested parties to have a process by which they can communicate with the Board. The Board receives reports from the general counsel on correspondence received from shareholders that, in his opinion, involves functions of the Board or its committees or that he otherwise determines merits Board attention. The Audit Committee has established procedures for the receipt, retention and treatment of any complaints about accounting, internal control, or auditing matters. In addition, any shareholder or other interested party wishing to send written communications to any one or more members of the Board or the committees, the Chairman of the Board or the non-management directors of the Board as a group may do so by sending communications to them in care of the Corporate Secretary by mail or electronic correspondence:

6100 Stevenson Blvd., Fremont, California 94538, attention: Corporate Secretary
CorporateSecretary@tailoredbrands.com

All such communications will be reviewed by the Company and forwarded to Board members as appropriate.

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Board Structure

BOARD LEADERSHIP STRUCTURE

The Board believes that it is beneficial to the Company and increases the effectiveness of the Board to have an independent director integrally involved in establishing and leading the Board agenda and interacting with management on a regular basis. We believe that the bifurcation of the chairman and chief executive officer roles leads to more prudent risk management practices and brings a level of oversight to management activities that may not otherwise exist if the chairman and chief executive officer was a single individual. The Board periodically reviews our leadership structure and retains the authority to modify the structure, as and when appropriate, to address our then current circumstances. For example, in 2017, the Board appointed Mr. Lathi to serve as the non-executive Chairman of the Board. Following the announcement of Doug Ewert’s retirement as of September 30, 2018, Mr. Lathi agreed to serve as Executive Chairman while the Board conducted a search for a successor CEO. As a result, the Board appointed Theo Killion to serve as Lead Director to provide an effective independent counterbalance during the pendency of Mr. Lathi’s service as Executive Chairman. Upon Mr. Lathi’s appointment as President and CEO, the Board appointed Mr. Killion as Chairman of the Board. Mr. Killion serves as liaison between Mr. Lathi and the independent directors; consults regularly with Mr. Lathi and other members of management regarding items raised in executive sessions; has primary responsibility with Mr. Lathi for preparing the agenda for Board meetings; presides at all Board meetings; and chairs the executive sessions of the Board.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established three standing committees: Audit, Compensation and Organizational Development, and Nominating and Corporate Governance. The committee(s) on which each director serves and additional information about each committee is set forth below:

AUDIT COMMITTEE
Chair: Sue Gove Members: (all independent) ●Irene Chang Britt ●Rinaldo S. Brutoco
Chair’s Committee Expertise:
●Extensive financial oversight experience including key leadership positions with a variety of publicly-held retail companies
●Experienced leader and member of the audit committees for other publicly-held companies

Key Committee Qualifications and Experience:

Meetings during the fiscal year ended February 2, 2019: Nine

Report: page 33

The Audit Committee operates under a written charter adopted by the Board which reflects Securities Exchange Commission (“SEC”) and NYSE rules relating to audit committees. The Board affirmatively determined that all members of the Audit Committee are “independent” in accordance with the NYSE Listing Standards and Rule 10A-3(b)(1) of the Exchange Act. In addition, the Board has determined that each of the members of the Audit Committee is “financially literate” and that each is an “audit committee financial expert,” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with applicable legal and regulatory requirements, the Company’s independent registered public accounting firm and their qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s responsibilities to the Board are detailed in the Audit Committee Charter, which can be found on the Company’s website.

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Board Matters

COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE
Chair: Theo Killion Members: (all independent) ●Sheldon I. Stein ●Grace Nichols
Chair’s Committee Expertise:
●Extensive background in operations and human resources, as well as executive management experience as a former Chief Executive Officer, bringing fresh perspective on leadership development
●Significant experience serving on the boards of publicly-held companies, including serving on compensation and other board committees

Key Committee Qualifications and Experience:

Meetings during the fiscal year ended February 2, 2019: Six

Report: page 38

The Compensation and Organizational Development Committee operates under a written charter adopted by the Board which reflects SEC and NYSE rules relating to compensation committees. The Board affirmatively determined that each member of the Compensation and Organizational Development Committee is “independent” in accordance with the NYSE Listing Standards, is a “non-employee director”, as defined in Section 16 of the Exchange Act, and is an “outside director,” as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation and Organizational Development Committee assists the Board in its oversight responsibilities related to the Company’s compensation strategies, objectives, and programs, reviews and recommends to the Board for approval the principal elements of Board compensation, and reviews and approves compensation and benefit programs and pay levels for the Company’s CEO and for executive officers below the CEO level. The Compensation and Organizational Development Committee’s responsibilities to the Board of Directors are detailed in the Compensation and Organizational Development Committee Charter which can be found on the Company’s website.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Chair: Irene Chang Britt Members: (all independent) ●Theo Killion ●Grace Nichols ●Sheldon I. Stein
Chair’s Committee Expertise:
●Substantial experience serving on the boards of publicly-held companies, currently chairing two other nominating and corporate governance committees
●Recognized as one of the nation’s most influential boardroom leaders in 2017

Key Committee Qualifications and Experience:

Meetings during the fiscal year ended February 2, 2019: Four

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board which reflects SEC and NYSE rules relating to nominating committees. The Board affirmatively determined that all members of the Nominating and Corporate Governance Committee are “independent” in accordance with the NYSE Listing Standards. The Nominating and Corporate Governance Committee is responsible for reviewing and approving the overall corporate governance policies for the Company, for identifying, screening, recruiting and presenting director candidates to the Board consistent with criteria approved by the Board, nominating directors for Board seats and committee membership, and overseeing Board and Board Committee evaluations. The Nominating and Corporate Governance Committee’s responsibilities to the Board are detailed in the Nominating and Corporate Governance Committee Charter which can be found on the Company’s website.

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Board Matters

MANAGEMENT PARTICIPATION IN BOARD AND COMMITTEE MEETINGS

Key members of management regularly attend and participate in Board meetings, presenting on key topics for the Board. Regular attendees include the President and Chief Executive Officer, Chief Financial Officer, General Counsel, Brand President of Men’s Wearhouse and Moores, Brand President of Jos. A. Bank, Chief Technology Officer and Senior Vice President – Strategy and Analytics. Other senior officers attend as meeting topics warrant. In addition, senior leadership participates in committee meetings as follows:

Audit Committee	President and Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Technology Officer, General Counsel and Vice President of Internal Audit all actively participate in meetings. Other officers, including the Chief Information Security Officer, are present when appropriate.
Compensation and Organizational Development Committee	President and Chief Executive Officer, Executive Vice President – Human Resources, Senior Vice President – Compensation and Benefits and General Counsel regularly participate in meetings.
Nominating and Corporate Governance Committee	President and Chief Executive Officer and the General Counsel regularly participate in meetings.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

The Board and its committees have regular executive sessions where non-management directors meet without management participation. The Chairman of the Board or the Lead Director is the presiding director for each executive session of the Board and the chair of each committee is the presiding director for each executive session of that committee. The Audit Committee holds regular executive sessions with representatives of the independent registered public accountant, the Chief Financial Officer and the Vice President of Internal Audit. The Compensation and Organizational Development Committee regularly meets in executive sessions that include just the independent compensation consultant or Executive Vice President – Human Resources, when necessary. The Nominating and Corporate Governance Committee regularly meets in executive session without management present and holds executive sessions with representatives from Russell Reynolds Associates, the Board’s independent governance consultants.

ATTENDANCE

During the fiscal year ended February 2, 2019, the Board held six meetings. Each director attended at least 75% of the meetings of the Board and each committee of which the director was a member. Average attendance of the incumbent directors standing for election at the 2019 Annual Meeting of Shareholders as a group was 99%.

Our Board holds a regular meeting in conjunction with the Annual Meeting of Shareholders. Therefore, the directors are encouraged to and generally attend our Annual Meeting of Shareholders. All directors who stood for election at our 2018 Annual Meeting of Shareholders attended the annual meeting.

Board Processes

BOARD AND COMMITTEE EVALUATION PROCESS

The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and Board effectiveness. The Nominating and Corporate Governance Committee is responsible for the annual self-evaluation process, which is generally overseen by the Company’s General Counsel. Evaluations are designed to assess if the Board and its committees are functioning effectively and identify opportunities for improvement. Our process involves each director participating in an annual evaluation of the Board and the committees on which he or she serves and seeks feedback in many areas, including structure, culture, board processes and meetings generally. Once the evaluation process is complete, the results are synthesized, anonymized and reported to the Board by the Company’s General Counsel. Such results are discussed by the full Board and each committee, as applicable, and changes in practices or procedures are considered and implemented as appropriate.

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Board Matters

As part of the review process, the Chairman of the Board or the Lead Director also speaks with directors individually to discuss issues in greater depth and obtain more targeted feedback and suggestions. This evaluation process generates robust comments and discussion at all levels of the Board, including with respect to Board refreshment and succession planning.

In 2018, the Nominating and Corporate Governance Committee augmented the annual review process through the engagement of a third-party consultant experienced in corporate governance matters to provide further strategic insight into the Board’s effectiveness. Directors and senior management were interviewed by the independent third party and gave specific feedback on individual directors, committees and the Board in general. The independent third party synthesized the results and comments received during such interviews. At subsequent meetings, the consultants presented the findings to the Nominating and Corporate Governance Committee and the Board, which were then discussed in depth at subsequent meetings of both the Nominating and Corporate Governance Committee and the Board.

In addition, to continually measure effectiveness of the Board and its committees, the independent directors regularly perform an evaluation during the executive sessions at the end of Board meetings to ensure that meeting objectives were satisfied, all agenda items sufficiently considered and information presented was sufficient, complete, understandable and organized, and any issues that need additional follow up are identified.

The Nominating and Corporate Governance Committee will also monitor director performance throughout the year, provide assistance and counseling in connection with such performance and, if necessary, suggest changes to the Board based upon director performance.

As a result of director evaluations and feedback, in the past several years enhancements have been made to the Board agenda and materials provided to the directors both for and between Board meeting, efficiency of meetings has improved, additional interactions with senior management have been added to support directors on key business and strategic matters, and additional skills have been identified that would be additive to the overall Board and Committee composition.

DIRECTOR EDUCATION

New directors receive an orientation upon joining the Board, including the opportunity to meet with members of management, which is designed to familiarize new directors with the Company’s purpose, business, operations, strategic direction, competitive environment, financial matters, risk management, corporate governance practices and other key policies and practices.

In 2017, the Company became a Full Board Member of the National Association of Corporate Directors (“NACD”). Joining NACD underscores our commitment to the highest standards of corporate governance and exemplary board leadership and provides our directors with the opportunity to gain proprietary insights about current and emerging governance issues and to participate in NACD’s world-class director education programs. Representatives of the Board frequently attend the NACD’s Cyber Summit and Global Board Leaders’ Summit, as well as local chapter presentations. In addition, Ms. Britt is a NACD Fellow and, in 2017, was named to the NACD Directorship 100, recognizing her as one of the nation’s most influential boardroom leaders.

The Board believes in the importance of continuing director education to enhance the performance of the Board and its committees. Directors are expected to periodically attend accredited continuing education programs, including through the Company’s membership with NACD, to further each director’s understanding of the responsibilities of directors of publicly-traded companies, emerging issues, best practices and individual areas of expertise. In addition, directors receive ongoing internal education from management and the Company’s advisors on matters relevant to the Company’s business, industry trends and developments, corporate governance and other appropriate subjects to assist the directors in discharging their duties.

TRANSACTIONS WITH RELATED PERSONS

During the fiscal year ended February 2, 2019, there were no transactions with related persons, as described in Item 404(a) of Regulation S-K.

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Board Matters

POLICY AND PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

The Board’s Audit Committee formally adopted a written policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we or any of our subsidiaries are a participant, (ii) any related person has a direct or indirect interest and (iii) the amount involved exceeds $120,000. The Audit Committee is responsible for reviewing, approving and ratifying any related person transaction. The Audit Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2018, none of our executive officers served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation and Organizational Development Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation and Organizational Development Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

During fiscal 2018, no member of the Compensation and Organizational Development Committee was an officer or employee of the Company or any of our subsidiaries, or was formerly an officer of the Company or any of our subsidiaries, or had any relationships requiring disclosure by us under Item 404 of Regulation S-K or the NYSE Listing Standards.

CORPORATE GOVERNANCE MATERIALS AVAILABLE ON THE COMPANY’S WEB SITE

You can learn more about our corporate governance by visiting www.tailoredbrands.com where you will find the following documents under “Investors – Corporate Governance – Governance Documents”:

●	Bylaws
●	Corporate Governance Guidelines
●	Audit Committee Charter
●	Compensation and Organizational Development Committee Charter
●	Nominating and Corporate Governance Committee Charter
●	Director and Senior Executive Officer Stock Ownership Guidelines
●	Insider Trading Policy
●	Code of Ethics and Business Conduct
●	Complaint Procedures for Accounting Matters
●	Regulation Fair Disclosure Policy
●	Policy Regarding the Hiring of Employees or Former Employees of the Independent Auditor
●	Anti-Corruption Compliance Policy
●	Policy and Procedures with Respect to Related Person Transactions

In addition, the Company’s Sustainability Report and Supplier Code of Conduct are available at www.tailoredbrands.com under “Investors – Company Information”.

The Company’s shareholders may obtain printed copies of these documents by writing to Tailored Brands, Inc., Corporate Secretary, 6100 Stevenson Blvd., Fremont, CA 94538 or via email at CorporateSecretary@tailoredbrands.com.

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Board Matters

Director Compensation

PROCEDURES AND PROCESSES FOR DETERMINING DIRECTOR COMPENSATION

As set forth in the Guidelines, the Compensation and Organizational Development Committee reviews the form and amount of director compensation, including cash, equity-based awards, and other director compensation, and makes recommendations to the full Board for approval. The Guidelines further provide that, in determining director compensation, the following should be considered:

fair and competitive compensation for the time commitment to appropriately discharge the work required for a company of similar size and scope	At least annually, the Compensation and Organizational Development Committee reviews director compensation with its independent compensation consultants and from time to time makes recommendations to the full Board for approval of any changes to director compensation.
alignment of the director’s interest with the long-term interests of the Company a transparent and readily understandable compensation program

DIRECTOR COMPENSATION

Beginning with the 2018-2019 service year (June to June), the Board elected to change the structure by which their compensation is delivered such that 60% of the overall retainer is delivered in equity compensation and 40% is delivered in cash compensation. The change reflects the Board’s belief that the majority of a director’s compensation should be in the form of equity to align director compensation to shareholder interests and Company performance. As a result, beginning in June 2018, non-employee director compensation is as follows:

Pay Component	Director Compensation
Annual Cash Retainer	●$100,000(1)
Annual Equity Retainer	●Restricted stock or DSUs equal to $150,000 divided by the closing price of our common stock as reported on the NYSE on the date of grant, which is the date of our annual meeting of shareholders(1)(2)
Chairman of the Board Retainer	●$125,000
Committee Chair Retainers	●Audit Committee: $25,000(3) ●Compensation and Organizational Development Committee: $20,000 ● Nominating and Corporate Governance Committee: $15,000
(1)	Prior to June 2018, the annual cash and equity retainers were each $125,000.
(2)	If a director is appointed prior to the annual meeting, the appointed director receives a grant of 2,500 DSUs. All such awards are subject to the terms of the Tailored Brands, Inc. 2016 Long-Term Incentive Plan (the “2016 LTIP”). The restrictions on awards lapse one year after the date of grant or, if earlier, upon the occurrence of a change in control of the Company.
(3)	Members of the Audit Committee who do not serve as Chairman of the Board or chair another committee receive an additional cash retainer of $15,000 and any members of the Audit Committee who are also the Chairman of the Board or a chair of another committee receive an additional annual cash retainer of $10,000.

In fiscal 2018:

●	each non-employee director elected at the 2018 Annual Meeting of Shareholders received an annual equity grant of 5,448 DSUs (equal to $150,000 divided by the closing price of our common stock on June 21, 2018)
●	Mr. Killion received 1,218 DSUs in connection with his appointment as Lead Director (equal to $30,000 divided by the closing price of our common stock on September 17, 2018)

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Board Matters

As a result of Mr. Lathi’s appointment as Executive Chairman upon the departure of Doug Ewert, former Chief Executive Officer of the Company, the DSU grant made to Mr. Lathi in June 2018 as part of his non-employee director compensation was prorated based on time in service exclusively to the Board, resulting in the forfeiture of 3,941 DSUs. Mr. Lathi has not received any additional compensation for his service as a director since being appointed as Executive Chairman and will not receive any additional compensation for his service as a director as President and CEO. Mr. Lathi’s compensation is shown in the Summary Compensation Table on page 51, including all amounts paid to Mr. Lathi relating to the period he served as a non-employee director.

Mr. Ewert, our former CEO, did not receive any additional compensation for his service as a director.

The total standard annual Board fees for our directors ($250,000) has not changed since 2014 when it was established following the acquisition of Jos. A. Bank.

RETIREMENT PAYMENTS AND BENEFITS FOR DAVID EDWAB

Mr. Edwab retired as an executive officer and employee of the Company in October 2014, but continues to serve as the non-executive Vice Chairman of the Board. In accordance with the terms of his employment agreement and in connection with his retirement, Mr. Edwab became entitled to receive the following:

●	Quarterly installment payments of $437,500 for the two-year period beginning on February 6, 2015, with the last payment made on December 1, 2016; and
●	Continuing medical insurance benefits until Mr. Edwab and his spouse each become eligible for coverage under Medicare, at an aggregate cost to us of approximately $86,000.

In addition, through February 6, 2017, Mr. Edwab was required to provide up to ten hours a month of consulting services to us for no additional consideration (services provided in excess of ten hours a month were compensated at a rate equal to $750 per hour), and we were required to provide him with eight hours per week of administrative services.

Mr. Edwab no longer receives quarterly installment payments and all related special arrangements have expired. Both Mr. Edwab and his spouse will become eligible for Medicare in late 2019; therefore, the Company’s obligation to provide continuing medical insurance benefits for Mr. Edwab will cease on September 30, 2019 and for Mr. Edwab’s spouse on October 31, 2019.

For periods on or after July 1, 2015, Mr. Edwab is also compensated as a non-employee director.

DIRECTOR COMPENSATION TABLE

The following table summarizes compensation paid to each non-employee director during the fiscal year ended February 2, 2019:

Name	Fees Earned or Paid in Cash ($)	Stock/Units Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Theo Killion(4)	128,091	179,983	—	308,074
David H. Edwab	109,409	149,983	8,354	267,746
Irene Chang Britt	138,420	149,983	—	288,403
Rinaldo S. Brutoco	124,409	149,983	—	274,392
Sue Gove	134,409	149,983	—	284,392
Grace Nichols	110,440	149,983	—	260,423
William B. Sechrest(5)	47,390	—	7,628	55,018
Sheldon I. Stein	110,783	149,983	—	260,766
(1)	Represents aggregate grant date fair value of awards computed in accordance with FASB ASC topic 718. For additional information see Note 14 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2019.

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Board Matters

(2)	The aggregate number of DSUs held by each non-employee director as of February 2, 2019 was as follows:

Aggregate Unvested Unit Awards Outstanding as of February 2, 2019
Theo Killion	6,666
David H. Edwab	5,448
Irene Chang Britt	5,448
Rinaldo S. Brutoco	5,448
Sue Gove	5,448
Grace Nichols	5,448
William B. Sechrest	—
Sheldon I. Stein	5,448
(3)	Includes $8,354 and $7,628 paid by the Company in fiscal 2018 with respect to the non-participant portion of the insurance premiums for Mr. Edwab and Mr. Sechrest, respectively, as a result of their participation in our group medical plan. Mr. Sechrest’s coverage ceased as of December 31, 2018.
(4)	Mr. Killion was appointed Lead Director effective August 28, 2018.
(5)	Mr. Sechrest completed service with the Board as of the Company's 2018 Annual Meeting of Shareholders on June 21, 2018 and he did not stand for re-election.

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Audit Committee Matters

Proposal 2: Ratification of Deloitte & Touche LLP
as our Independent Registered Public Accounting Firm

WHAT AM I VOTING ON?	VOTING RECOMMENDATION: FOR
Shareholders are being asked to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditors for the fiscal year ending February 1, 2020.	Deloitte & Touche LLP is an independent registered public accounting firm with significant sector specific expertise, reasonable fees and appropriately limited ancillary services. The Audit Committee annually evaluates Deloitte & Touche LLP and determined that its retention continues to be in the best interests of the Company and its shareholders.

Deloitte & Touche LLP (“D&T”) has served as our independent registered public accounting firm providing auditing, financial and tax services since at least fiscal 1991. The Audit Committee evaluates D&T’s performance each year and determines whether to re-engage D&T or consider other audit firms. The Audit Committee has appointed D&T as our independent registered public accounting firm for the fiscal year ending February 1, 2020. In making this appointment, the Audit Committee carefully considered, among other things:

●	its independence, objectivity and professional skepticism,
●	industry and sector specific experience,
●	the quality and efficiency of the services provided by D&T,
●	its resources, capabilities, technical expertise, including sharing industry insights, trends and latest practices,
●	the quality and candor of D&T’s communications,
●	external data relating to audit quality and performance, including recent PCAOB reports on D&T and its peer firms,
●	the appropriateness of fees charged for audit and non-audit services,
●	knowledge of the Company’s operations, personnel, culture, accounting policies and practices, and internal control over financial reporting,
●	feedback from the Company’s management and Audit Committee members regarding D&T’s service and quality, and
●	the length of time that D&T has served in this role, the benefits of longer tenure and the impact of changing auditors

Based on this evaluation, the Audit Committee determined that it was in the best interest of the Company and its shareholders to continue the retention of D&T as our independent registered public accounting firm for fiscal 2019.

Representatives of D&T are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Board is submitting the selection of D&T as our independent registered public accounting firm to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF D&T AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019.

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Audit Committee Matters

Fees

The Audit Committee oversees and is ultimately responsible for the negotiation of audit fees associated with the retention of D&T. Fees for professional services provided by D&T in each of the last two fiscal years in each of the following categories were:

	Fiscal Year
	2018	2017
Audit Fees(1)	$2,285,000	$2,260,000
Audit Related Fees(2)	280,000	30,000
Tax Fees(3)	2,309,000	1,585,000
All Other Fees(4)	3,000	3,000
	$4,877,000	$3,878,000
(1)	Audit fees consist of audit work performed in connection with the annual financial statements and the statutory audits for our UK-based entities, the audit of our internal control over financial reporting, and the reviews of unaudited quarterly financial statements as well as work generally only the independent registered public accounting firm can reasonably provide, such as consents, comfort letters, and review of documents filed with the SEC.
(2)	Audit related services relate to the audit of our marketing agreement with David’s Bridal and, in 2018, also includes work related to the implementation of the new lease accounting standard.
(3)	Tax fees include work performed for a variety of federal, state and international tax consulting projects, tax compliance services and tax reform. For fiscal years 2018 and 2017, approximately $0.6 million and $0.9 million, respectively, of these fees were related to tax compliance services.
(4)	Other fees relate to accounting research tool fees.

Pre-Approval Policy and Procedures

The Audit Committee has adopted a pre-approval policy and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services our independent registered public accounting firm provides to us or any of our subsidiaries. The Audit Committee reviewed and pre-approved the fees for services D&T rendered in 2018 and 2017, taking into consideration whether non-audit services were compatible with maintaining D&T’s independence, in accordance with the terms of the Audit Committee’s pre-approval policy and procedures.

Although the Audit Committee pre-approves D&T’s annual audit plan, the pre-approval procedures also include designating the Audit Committee Chair with pre-approval authority for matters not included in the annual audit plan. Under this designation of authority, the Audit Committee Chair must report any pre-approval to the entire Committee at the next Committee meeting.

There were no services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i) (C) of Rule 2-01 of Regulation S-X during fiscal years 2018 and 2017.

Audit Committee Report

As described in its charter, the purpose of the Audit Committee is to assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with all applicable legal and regulatory requirements, (iii) the Company’s independent registered public accounting firm and their qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee is directly responsible for the appointment, evaluation, retention, compensation, oversight, and when appropriate, the termination of the independent registered public accounting firm.

In fulfilling its role, the Audit Committee relies on the work and assurances of the Company’s management including its internal audit function as well as D&T. Management is responsible for the preparation of the Company’s consolidated financial statements and the reporting process, the system of internal controls, including internal control over financial reporting, risk management, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. D&T is responsible for auditing the consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

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Audit Committee Matters

The Audit Committee meets regularly together with management, internal audit and D&T as well as separately and in private sessions with the Chief Financial Officer and each of D&T and internal audit without members of management present to discuss the results of their examinations.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and D&T, including a discussion of the quality, not just the acceptability, of the accounting principles, significant financial reporting risks, the reasonableness of significant accounting judgments and critical accounting policies and estimates, the clarity of disclosures in the financial statements, and the overall quality of the Company’s financial reporting. The Audit Committee has also reviewed and discussed with management and D&T their evaluation of the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the respective reports of management and D&T on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee further discussed with D&T all matters required to be discussed under the standards of the Public Company Accounting Oversight Board (“PCAOB”), including those matters required to be discussed by Auditing Standards No. 1301, Communications with Audit Committees, and Rule 2-07 of Regulation S-X. The Audit Committee has received the written communications from D&T required under PCAOB rules regarding D&T’s communications with the Audit Committee concerning independence, and after discussions with D&T, the Audit Committee concluded that D&T is independent from the Company and its management.

Based on these reviews, discussions, disclosures and other information considered by the Audit Committee in its judgment, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for fiscal 2018.

AUDIT COMMITTEE
Sue Gove, Chair
Irene Chang Britt
Rinaldo S. Brutoco

34	2019 Proxy Statement

Executive Officers

The following table lists the name, age, current position and period of service for each executive officer of the Company. Each officer will hold office until his successor shall have been elected and qualified or appointed.

Name	Age	Position with the Company	Executive Officer Since
Dinesh S. Lathi	48	President and Chief Executive Officer	2018
Carrie Ask	49	Brand President, Men’s Wearhouse and Moores	2018
Mary Beth Blake	52	Brand President, Jos. A. Bank	2018
Jamie Bragg	49	Executive Vice President and Chief Supply Chain Officer	2018
Jack P. Calandra	51	Executive Vice President, Chief Financial Officer and Treasurer	2017
A. Alexander Rhodes	60	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2015
Boris P. Sherman	45	Executive Vice President, Chief Technology Officer	2017
Brian T. Vaclavik	52	Senior Vice President and Chief Accounting Officer	2014

See the discussion under “Board Matters” for the business experience of Mr. Lathi.

Carrie Ask joined Tailored Brands in October 2018 as Brand President, Men’s Wearhouse and Moores. Previously, she was Executive Vice President and President, Global Retail at Levi Strauss & Company. Prior to Levi Strauss, Ms. Ask held senior leadership positions at NIKE, Inc., Petco, Target and BC Natural Foods, and served as Associate Principal in the retail practice at McKinsey & Company. She began her career by serving as an officer in the United States Navy.

Mary Beth Blake is Brand President, Jos. A. Bank. Ms. Blake joined the Company in 2008 as Chief Merchandising Officer and then President of K&G Men’s Company Inc., a wholly-owned subsidiary of the Company. In early 2013, Ms. Blake was named Executive Vice President and Chief Merchandising Officer of The Men’s Wearhouse, Inc. and, in September 2014, Ms. Blake was named President and Chief Merchandising Officer of the Company. In March 2016, Ms. Blake was appointed Brand President of Jos. A. Bank to assist the Company in its initiatives to strengthen the brand.

Jamie Bragg is Executive Vice President and Chief Supply Chain Officer. Mr. Bragg joined the Company in June 1991 and was named Vice President, Distribution in October 2005, Senior Vice President, Tuxedo Distribution in April 2007, and Executive Vice President, Distribution in March 2011.

Jack P. Calandra is Executive Vice President, Chief Financial Officer and Treasurer and joined the Company in January 2017. Prior to joining the Company, Mr. Calandra was with Gap, Inc. for over ten years, most recently as Senior Vice President, Corporate Finance and Investor Relations. During his time at Gap, Inc., Mr. Calandra also served as CFO of Banana Republic, Gap Direct and Gap International. Prior to joining Gap, Inc., Mr. Calandra served 11 years at Unilever’s North America Division where he held progressively senior accounting and financial leadership roles.

A. Alexander (“Sandy”) Rhodes is Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary. Prior to joining the Company, Mr. Rhodes was with Chico’s FAS, Inc., a women’s specialty apparel retailer, from January 2003 until March 2015, most recently serving as its Executive Vice President-General Counsel and Corporate Secretary.

Boris P. Sherman is Executive Vice President and Chief Technology Officer and joined the Company in September 2017. Prior to joining Tailored Brands he was at L Brands for seven years, most recently as Senior Vice President of Omni-Channel Technology. Prior to joining L Brands, Inc., Mr. Sherman was Vice President, Information Technology for OfficeMax and Managing Director and Chief Architect at United Airlines.

Brian T. Vaclavik is Senior Vice President and Chief Accounting Officer of the Company. Previously, Mr. Vaclavik served as Vice President, Finance & Accounting, after progressing to the role of Vice President and Corporate Controller since joining the Company in 2000 as Assistant Controller.

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Executive Compensation
Proposal 3: Advisory Vote to Approve the
Compensation of our Named Executive Officers

WHAT AM I VOTING ON?	VOTING RECOMMENDATION: FOR
Shareholders are being asked to approve, on an advisory basis, the compensation of our Named Executive Officers as described in the Executive Compensation section of this proxy statement.	Our Compensation and Organizational Development Committee provides independent oversight of our executive compensation with the assistance of an independent compensation consultant. Our compensation programs are working effectively and are aligned with short- and long-term business goals and strategy and demonstrate a strong link between pay and performance.

The NEOs for our 2018 fiscal year consisted of:

Dinesh S. Lathi	President and Chief Executive Officer
Jack P. Calandra	Executive Vice President, Chief Financial Officer and Treasurer
Mary Beth Blake	Brand President, Jos. A. Bank
Boris P. Sherman	Executive Vice President, Chief Technology Officer
Jamie Bragg	Executive Vice President, Chief Supply Chain Officer
Douglas S. Ewert	Former Chief Executive Officer
Bruce K. Thorn	Former President and Chief Operating Officer

Executive Summary

FISCAL 2018 PERFORMANCE

In fiscal 2018, we delivered an increase of 1.2% in retail comparable sales and adjusted earnings per share(1) of $2.31, a 5% increase over fiscal 2017. We significantly strengthened our balance sheet by reducing our total debt by $232 million, including the repurchase and retirement of over $190 million face value of our senior notes and repayment of over $100 million on our term loan, partially offset by borrowings under our revolving credit facility. In addition, we extended the maturity of our term loan to 2025, and we generated strong operating cash flow of $323 million, all while maintaining an annual dividend of $0.72 per share and making important investments in our technology, enterprise architecture and data analytics capabilities. While all of our retail brands had positive comparable sales for the full year, during the fourth quarter Men’s Wearhouse and Jos. A. Bank saw a deceleration in comparable sales. As a result, our stock price decreased 45.6% from $23.04 per share on the last trading day of fiscal 2017 to $12.53 per share on the last trading day of fiscal 2018. We returned $36.9 million to our shareholders through our dividends for a total shareholder return of -42%.

36	2019 Proxy Statement

Executive Compensation

Key performance highlights for fiscal 2018 include:

FISCAL 2018 PERFORMANCE HIGHLIGHTS
$2.31	1.2%	$192.6 million	$322.7 million
Adjusted EPS(1), an increase of $0.11	Overall retail comparable sales comprised of 0.8% at Men’s Wearhouse, 1.4% at Jos. A. Bank, 2.4% at Moores and 1.5% at K&G	Repurchased and retired face value of our senior notes	Cash provided by operating activities, a decrease of 8.0%
$233.4 million	2.5%	$102.0 million	$36.9 million
Adjusted operating income(2), a decrease of $14.6 million	Decreased overall adjusted net sales(3), primarily due to the impact of the 53rd week and a decrease in alteration and other services resulting from the MW Cleaners divestiture	Repaid on our term loan	Returned to our shareholders through dividends
(1)

Throughout this proxy statement, we will be referring to EPS on an adjusted basis. A reconciliation of adjusted EPS to GAAP EPS and an explanation of why adjusted EPS may be useful is included on page 72 of this proxy statement.

(2)	A reconciliation of adjusted operating income to GAAP operating income and an explanation of why adjusted operating income may be useful is included on page 72 of this proxy statement.
(3)	A reconciliation of adjusted net sales to GAAP net sales and an explanation of why adjusted net sales may be useful is included on page 72 of this proxy statement.

PAY FOR PERFORMANCE

The Company’s financial performance in fiscal 2018 was below our target expectations. As a result, NEOs other than the Brand Presidents received only 63% of the portion of their annual cash incentives that was based on the Company’s financial performance. Ms. Blake, Brand President of Jos. A. Bank, received no annual cash incentive for the portion of her bonus that was based on Jos. A. Bank’s performance and only 32% of her annual cash incentive that was based on the Company’s performance. Our eligible NEOs, received an average of 94% of the target personal performance portion of their annual cash incentives. Mr. Ewert received 60% of the target personal performance portion of his annual cash incentive.

As a result, we believe that our performance-based compensation is well-aligned with the Company’s performance on the year and that the relationship between pay and performance is strong.

Additional details regarding the total bonus received by our NEOs, including both the financial performance payouts and the portion each received under the personal performance portion of the annual cash bonus is described below under “– Compensation Discussion and Analysis – Elements of 2018 Executive Compensation – Annual Cash Incentive Plan” and additional details on the long-term performance based equity awards can be found under “– Compensation Discussion and Analysis – Elements of 2018 Executive Compensation – Long-Term Incentive Plan.”

2018 EXECUTIVE COMPENSATION PROGRAM

The Compensation and Organizational Development Committee made several key decisions regarding the 2018 executive compensation program, with input from Pay Governance, the Committee’s independent executive compensation consultants, as well as the CEO and management, as appropriate. These include the following:

Base Salary	●Made two adjustments to NEO base salaries for Fiscal 2018.
Annual Cash Incentive Plan
●Tied to Company performance based on adjusted EBIT (60%), adjusted revenue(1) (20%), and individual strategic objective performance (20%).
●Brand President plan is tied to Company performance based on adjusted EBIT (30%), adjusted revenue (10%), Jos. A. Bank adjusted EBIT (30%), Jos. A. Bank adjusted revenue (10%), and individual strategic objective performance (20%).

Long-Term Incentive Plan
●Consisted of DSUs (24%) and PUs (76%) for the CEO.
●Consisted of stock options (30%), DSUs (30%) and PUs (40%) for the other NEOs.
●PUs issued in 2018 are based on achievement of adjusted EPS performance target with actual awards ranging from 0% to 200% of the target award depending on the Company’s adjusted EPS for fiscal 2020.

(1)	Throughout this proxy statement, we will be referring to adjusted revenue. A reconciliation of adjusted revenue to GAAP revenue is included on page 72 of this proxy statement.

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Executive Compensation

2018 SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2018 Annual Meeting of Shareholders, our shareholders approved the compensation of our NEOs, with 88.7% of the votes cast in favor of our say-on-pay resolution. While this result was strong, it was lower than we anticipated. In analyzing this result, we noted that there was no corresponding increase in the shareholder vote against any member of the Compensation and Organizational Development Committee that would indicate some level of overall dissatisfaction with the compensation decisions made by the Compensation and Organizational Development Committee. In addition, we have not received any negative feedback on our compensation program from shareholders. As a result, we believe that the lower say-on-pay vote was more reflective of the challenging retail environment and the resulting impact on the Company’s operational and stock price performance in fiscal 2018 rather than on the structure of our compensation program. The Compensation and Organizational Development Committee considered the results of the 2018 say-on-pay vote in its evaluation of our 2019 executive compensation program, and, for the reasons discussed in the Compensation Discussion and Analysis section of this proxy statement, decided not to make any material changes to our NEO compensation structure as a result of the say-on-pay vote.

CURRENT SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is asking you to approve, on an advisory basis, the compensation of our NEOs as described in this section of the proxy statement.

The Company is committed to sound executive compensation practices and corporate governance principles, and continually works to ensure that its practices protect and further the interests of shareholders. We believe that our executive compensation programs are structured (i) to promote a performance-based culture which links the interests of management and shareholders, (ii) to support our business objectives, and (iii) to align our programs with recognized corporate governance and compensation best practices. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities, cash incentive bonus for shorter-term returns linked to annual Company performance, and equity awards for aligning the executives’ focus with shareholder value and the long-term, future performance of the Company. While we delivered positive comparable sales and increased adjusted earnings per share, our performance was not in line with the performance targets set for target payout under our 2018 bonus program and as a result our NEOs received significantly lower payout versus last year. As our pay programs align with our financial results, we believe that the relationship between pay and performance is strong.

Accordingly, we ask our shareholders to vote to approve the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED”.

While the Board and its Compensation and Organizational Development Committee will carefully consider the shareholder vote, the final vote is advisory in nature and will not be binding on the Board or the Company. However, our Board values the opinions of our shareholders and, to the extent that there is any significant vote against our NEO compensation as disclosed in this proxy statement, the Compensation and Organizational Development Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

Compensation and Organizational Development Committee Report

The Compensation and Organizational Development Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the Company’s management. Based upon such review and the related discussions, the Compensation and Organizational Development Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE
Theo Killion, Chair
Grace Nichols
Sheldon I. Stein

38	2019 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation philosophy, objectives and policies and focuses on the compensation of our NEOs relative to how their 2018 compensation aligns with our pay for performance philosophy.

LEADERSHIP TEAM CHANGES

The Company experienced a number of key management changes in 2018. Douglas S. Ewert retired from his position as the Company’s CEO and as a member of the Board effective September 30, 2018. In connection with Mr. Ewert’s retirement announcement on August 28, 2018, we entered into a Separation Agreement with Mr. Ewert. Additional management changes in 2018 included the resignation in August 2018 of Bruce K. Thorn from his position as President and Chief Operating Officer of the Company.

In order to ensure an orderly transition and in light of the unexpected resignation of Mr. Thorn, the Board determined that it was in the Company’s best interests for Mr. Ewert to continue to serve as a strategic advisor to the Company following his retirement. Accordingly, we entered into a Consulting Agreement with Mr. Ewert on August 28, 2018. The terms of this agreement and Mr. Ewert’s Separation Agreement are described under the “– Potential Payments Upon Termination or Change in Control – Employment Agreements – Summary Table – Actual Payments made to Mr. Ewert and Mr. Thorn” section on page 63.

On August 28, 2018, the Board appointed Dinesh S. Lathi, the Company’s Non-Executive Chairman, to serve as the Company’s Executive Chairman while the Board conducted a comprehensive search to identify and hire a successor CEO. On March 27, 2019, the Board appointed Mr. Lathi as the President and CEO of the Company. Mr. Lathi and the Company agreed to the terms of his employment in an offer letter dated April 19, 2019 (the “Offer Letter”), the terms of which are summarized below under “– Compensation Arrangements with Mr. Lathi”.

Except as otherwise noted, we have included Mr. Ewert’s targeted compensation in this CD&A when discussing the compensation of our CEO and NEOs. Due to the unique circumstances and considerations applicable to Mr. Lathi in his role as the Company’s Executive Chairman, we separately describe the compensation he received in fiscal 2018 as Executive Chairman immediately below under “– Compensation Arrangements with Mr. Lathi”.

COMPENSATION ARRANGEMENTS WITH MR. LATHI

Mr. Lathi was appointed to serve as the Company’s Executive Chairman in August 2018 while the Board conducted a comprehensive search to identify and hire a successor CEO. In connection with this appointment, the Compensation and Organizational Development Committee recommended and the Board approved: (1) an annual base salary for Mr. Lathi of $1,000,000; (2) an annual cash bonus opportunity up to 100% of his annual base salary earned based on his performance from October 1, 2018, when Mr. Ewert’s retirement became effective, to October 1, 2019; (3) a grant of deferred stock units with a grant date fair value of $1,000,000; and (4) the opportunity to participate in the Company’s benefit plans generally available to our other NEOs.

The Compensation and Organizational Development Committee considered many different factors when designing Mr. Lathi’s compensation. For example, the Committee wanted to minimize any disruption related to the leadership transition and promote stability during the CEO search process by adequately compensating Mr. Lathi for his service and incentivizing him to remain in his role as our Executive Chairman until the Company completed its CEO search and the new CEO commenced employment with us. In order to achieve this objective, the Committee provided a market competitive base salary, time-vested deferred stock units in an amount that recognized his additional responsibilities as Executive Chairman, and an annual cash bonus opportunity that would be earned based on the Committee’s evaluation of Mr. Lathi’s performance during the performance period. The annual cash bonus objectives for Mr. Lathi required Mr. Lathi to develop a strategic framework for the growth and future success of Tailored Brands. The Committee evaluated the framework in five critical areas to determine the bonus payout: (1) brand positioning and differentiation, (2) people, processes and technology, (3) culture, (4) leadership development, and (5) financial goals.

On March 27, 2019, the Board appointed Mr. Lathi as the President and CEO of the Company. In connection with Mr. Lathi’s appointment as President and CEO, the Company and Mr. Lathi agreed on the following initial compensation elements:

●	an annual base salary of $1,000,000;
●	an annual bonus opportunity under the Company’s Annual Cash Incentive Plan with threshold, target and maximum payout levels equal to 50%, 100% and 150%, respectively, of his annual base salary; and
●	a long-term incentive award to be granted with a grant date fair value equal to $5,500,000.

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Executive Compensation

The annual bonus opportunity awarded to Mr. Lathi in connection with his appointment in 2018 as Executive Chairman will be prorated to reflect the four months that lapse between the October 1, 2018 grant date and February 2, 2019, at which point he will participate in the Annual Cash Incentive Plan. The Committee evaluated Mr. Lathi’s completion of the framework described above and decided to pay Mr. Lathi $342,466 which is 100% of the prorated amount.

In addition, a prorated portion of the deferred stock units granted to Mr. Lathi in connection with his appointment in 2018 as Executive Chairman (and any dividends accrued thereon) vested on April 22, 2019, the grant date of Mr. Lathi’s 2019 equity award. The award was prorated based on the portion of the annual performance period that lapsed between the October 1, 2018 grant date and April 22, 2019. The remaining deferred stock units granted to Mr. Lathi on October 1, 2018 were forfeited.

Mr. Lathi is also entitled to participate in the Company’s insurance plans and benefits made available to other full-time employees of the Company and the Senior Executive Change in Control Severance Plan described below under the “– Potential Payments Upon Termination or Change in Control – Senior Executive Change in Control Severance Plan” section on page 59.

If Mr. Lathi is terminated without cause or he resigns for good reason (each as defined in the Senior Executive Change in Control Severance Plan), Mr. Lathi will be entitled to receive 52 weeks of his then-current base salary, 100% of his then current target annual bonus, any actual bonus earned for the year in which the termination occurs prorated to reflect the portion of the performance period he is actually employed by the Company and $25,000 to apply to his COBRA expenses for one year. In addition, with respect to any then outstanding vested stock options and vested stock appreciation rights at the time of Mr. Lathi’s termination of employment, he will have the opportunity to exercise such awards no later than the earlier of (i) two years following the date of his termination of employment; and (ii) the date on which such awards expire. The severance payments and extended exercise rights of stock options and stock appreciation rights are subject to the timely execution of a Separation Agreement and full release of claims. If Mr. Lathi resigns from the Company without Good Reason or is terminated for Cause, he will not be eligible for any severance pay.

COMPENSATION PHILOSOPHY

Our executive compensation program is constructed to successfully attract, motivate and retain highly-skilled executives in support of our goal to create long-term shareholder value. The incentive pay elements are designed to reward executives for delivery of sustained, profitable financial performance and outstanding leadership that reflects our values and culture. We target compensation opportunities that generally align with the market and our compensation Peer Group (as described below).

The Compensation and Organizational Development Committee (the “Committee”) believes that the structure of our compensation program should be fundamentally the same across our entire senior executive management team. Each NEO’s compensation level varies based on job responsibilities, individual performance and the compensation opportunities for similarly-positioned executives within our Peer Group. NEOs generally receive the same components of compensation (i.e., base salary, annual cash bonus and long-term equity awards) as the rest of our senior executive management team. In addition, similar performance goals apply to the annual cash bonuses that all senior executives are eligible to receive. For example, in 2018, each senior executive management team member’s annual cash bonus had, as a significant financial component, adjusted EBIT and adjusted revenue. Brand presidents are also measured on Brand adjusted EBIT and Brand adjusted revenue as part of their financial component. The Committee believes this consistency fosters teamwork and a collaborative approach to managing our business, ensures that the entire senior management team focuses on the same corporate goals and objectives and shares in the risks and rewards of our performance in a similar manner, thus reducing the likelihood of excessive risk-taking.

COMPENSATION OBJECTIVES

The Company’s compensation program is designed to provide competitive compensation opportunities and benefits so that we can attract and retain key senior executive talent. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities, cash incentive bonus for shorter-term results linked to annual Company performance, and equity awards for alignment of executive interests with those of shareholders and to tie rewards to the long-term, future performance of the Company.

We set the applicable performance goals for our annual cash bonus program near the beginning of the fiscal year using challenging but attainable targets so that achievement of the goals is both uncertain and objective. These goals are based upon and intended to support the annual financial plan and strategic direction of the Company as approved by the Board. Similarly, we set the applicable performance goals for our long-term performance-based equity awards near the beginning of the performance cycle. These performance goals are set to incentivize and reward successful achievement against our multi-year strategy.

40	2019 Proxy Statement

Executive Compensation

For fiscal 2018, the target weighting of each of the elements of compensation for the CEO and other NEOs was as follows:

CEO	OTHER NEOs

REPORTED PAY VS. REALIZED PAY

“Reported Pay” is different than and will often diverge from “Realized Pay”. Recognizing this distinction is critical when evaluating the relationship between pay and performance. This divergence arises because the grant date fair value of the PUs, DSUs and the stock options, as set forth in our Summary Compensation Table on page 51, is provided for accounting and SEC disclosure purposes and does not reflect the amount any NEO actually did, or will actually, realize for the indicated years. The divergence between reported pay and realized pay reinforces the fact that a significant portion of our NEOs’ compensation is at risk and dependent on the performance of the Company. The following chart highlights the reported pay/realized pay divergence.

For fiscal 2018, we have excluded Mr. Lathi, Mr. Ewert and Mr. Thorn from this table. Due to the nature of Mr. Ewert’s separation and Mr. Lathi’s short tenure as Executive Chairman this display would not be reflective of the relationship between pay and performance in fiscal 2018. In addition, Mr. Thorn forfeited all unvested equity when he resigned from the Company and similarly this display would not be reflective of pay and performance.

OTHER NEOs

Named Executive Officer	Reported Pay ($)(1)	Realized Pay ($)(2)	Realized Pay vs. Reported Pay ($)	Realized Pay as a Percentage of Reported Pay (%)
Jack P. Calandra	2,544,061	1,136,836	↓1,407,225	44.7
Mary Beth Blake(3)	1,799,185	2,354,396	↑555,211	130.9
Boris P. Sherman	1,325,574	789,316	↓536,258	59.5
Jamie Bragg	1,237,608	1,207,786	↓29,822	97.6
(1)	Reported Pay is the amount set forth in the “Total” column in the Summary Compensation Table.
(2)

Realized Pay is compensation actually received by the indicated NEO during the indicated fiscal year, consisting of salary, cash bonuses received (including any bonus paid pursuant to our annual cash incentive plan), net spread on stock option exercises, market value at vesting of previously granted DSUs and PUs and amounts reported in the “All Other Compensation” column in the Summary Compensation Table for the indicated fiscal year. Excludes the value of any unearned and unvested DSUs and PUs which will not actually be received, if earned, until a future date.

(3)	The realized pay of Ms. Blake exceeded her reported pay as a result of the vesting in 2018 of PUs granted in 2016 as well as the exercise of options which were set to expire in 2018.

ELEMENTS OF 2018 EXECUTIVE COMPENSATION

The principle elements of our executive compensation program were:

●	base salary;
●	annual cash incentive plan (annual cash bonus); and
●	long-term incentive plan (equity awards).

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Executive Compensation

Compensation Element	Purpose	Link to Performance	Fixed vs. Performance-Based	Short- vs. Long-Term
Base Salary	Provides an appropriate level of fixed compensation to attract and retain leaders	Based on individual performance	Fixed	Short-Term
Annual Cash Incentive Plan	Encourages executives to achieve annual results that create shareholder value	Linked to annual achievement of predetermined Company and Brand objectives as well as individual strategic objective performance	Performance-Based	Short-Term
Long-Term Incentive Plan (including nonqualified stock options, restricted stock awards, DSUs, PUs, or a combination thereof)
●Directly links executives’ and shareholders’ interests by tying long-term incentives to stock appreciation and/or the Company’s financial performance
●Encourages executives to achieve multi-year business goals and objectives (including achieving financial performance that balances growth, profitability, and asset management)
●Rewards management for taking prudent actions and achieving results that create shareholder value
●Helps to retain management through business cycles
		Ultimate value of the award is linked to stock price performance over a period of time or, in the case of PUs, the Company’s financial performance and stock price performance over a period of time	Performance-Based	Long-Term

BASE SALARY

Base salary is the fixed component of the NEOs’ compensation. We intend base salary to provide a core level of compensation so that executives do not feel pressured to take unnecessary or excessive risks or focus on the price of our common stock to the detriment of other important financial and operational measures. The Compensation and Organizational Development Committee annually reviews and determines each NEO’s base salary based on the following factors:

●	the executive’s scope of responsibility, level of experience and tenure;
●	individual and corporate performance;
●	competitive market conditions and retention concerns; and
●	the CEO’s base salary recommendations.

Based on its review, the Committee determined that two base salary adjustments were necessary for the NEOs in fiscal 2018. The Committee decided to increase Mr. Calandra’s base salary because it was below market and because of his strong performance, evidenced by exceeding his individual strategic goals in 2017. In addition, the Committee decided to increase Mr. Bragg’s base salary due to his work on reorganizing the supply chain unit for the Company and strong overall performance.

Executive	Fiscal 2017 Base Salary	Fiscal 2018 Base Salary	% Change
Dinesh P. Lathi(1)	—	$1,000,000	n/a
Jack P. Calandra	$500,000	$600,000	20%
Mary Beth Blake	$600,000	$600,000	0%
Boris P. Sherman	$500,000	$500,000	0%
Jamie Bragg	$440,000	$475,000	8%
Douglas S. Ewert	$1,250,000	$1,250,000	0%
Bruce K. Thorn	$750,000	$750,000	0%
(1)	Mr. Lathi’s fiscal 2018 compensation is described in detail in “– Compensation Arrangements with Mr. Lathi” on page 39.

42	2019 Proxy Statement

Executive Compensation

ANNUAL CASH INCENTIVE PLAN

To more strongly align executive pay with the Company’s financial performance and executive individual performance, our NEOs are eligible to receive annual cash incentives pursuant to our 2016 Cash Incentive Plan (the “Bonus Plan”). These awards are designed to make a significant portion of each NEO’s annual cash compensation dependent on the financial performance of the Company.

The incentive has two components: a Company financial performance component (weighted 80%) and an individual strategic objectives performance component (weighted 20%). This allocation emphasizes achievement against our financial performance goals while taking into account individual strategic imperatives. For this reason, the Committee believes that this allocation fosters a results-driven, pay-for-performance culture, builds accountability and closely aligns the interests of our NEOs and our shareholders. During the first quarter of fiscal 2018, the Committee established the fiscal 2018 incentive plan that included (1) the award formula and the Company and individual strategic objective performance goals that will determine each NEO’s eligible bonus (if any) and (2) the threshold, target and maximum incentives that each NEO would be eligible to earn. The Committee selected the threshold, target and maximum levels after considering the annual opportunities for similarly-positioned executives in the comparable retail industry market, our past practices, the NEO’s scope of responsibility and the recommendations of our CEO. For fiscal 2018, the individual target bonuses were set based on a percentage of each NEOs base salary as follows: Mr. Calandra, 75%, Ms. Blake, 75%; Mr. Sherman, 60%; Mr. Bragg, 65%; Mr. Ewert, 100% and Mr. Thorn, 75%.

Financial Performance Incentive – 80% of Award Formula

The annual cash incentive amount attributable to the financial performance component is determined based on performance against Company adjusted EBIT goals (60%) and adjusted revenue goals (20%) for corporate-level NEOs. For Brand Presidents, the financial performance component is determined based on performance against Company adjusted EBIT Goals (30%), Brand adjusted EBIT Goals (30%), Company adjusted revenue goals (10%) and Brand adjusted revenue goals (10%). The Committee selected EBIT and Revenue metrics to reflect the importance of both bottom line and top line financial achievement. Additionally, the Committee determined that there could be no revenue payout without threshold EBIT achievement to ensure profitable top-line growth. The Company’s performance goals under our Bonus Plan were set at levels which the Committee believed to reflect challenging short- to mid-term goals which were uncertain though attainable and provided appropriate incentives to motivate the NEOs to exceed the goals of the Company’s financial plan.

The adjusted Company-level EBIT and revenue goals were as follows:

Company Adjusted EBIT ($M)	Payout (% of Target)
$276.3	200%
$257.0	100%
$231.3	50%
Below $231.3	0%

Company Adjusted Revenue ($M)	Payout (% of Target)
$3,525.6	200%
$3,279.6	100%
$2,951.6	50%
Below $2,951.6	0%

Adjusted EBIT and revenue performance includes operating results from our retail businesses: Men’s Wearhouse, Jos. A. Bank, K&G and Moores. For purposes of our Bonus Plan, adjusted EBIT means earnings before interest expense and income tax, as adjusted for any income or expense that is unusual, non-recurring or extraordinary, as the Committee deems appropriate. For fiscal 2018, adjusted items include a favorable adjustment to net sales reflecting a reduction of the deferred revenue liability as a result of changes made to our loyalty programs during the fourth quarter of 2018, a goodwill impairment charge related to our corporate apparel business, losses on extinguishment of debt related to the refinancing and re-pricing of the Company’s term loan and the partial redemption of senior notes, costs related to the retirement of our former CEO, costs related to the closure of a rental product distribution center, a loss upon sale of our divestiture of the MW Cleaners business and finalization of the tax effects of the Tax Cuts and Jobs Act of 2017, resulting in adjusted EBIT that was 90.8% of the $257.0 million target and adjusted revenue that was 98.3% of the $3,279.6 million target.

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Executive Compensation

We do not disclose financial performance objectives for our individual brands due to the competitively sensitive nature of such goals. Ms. Blake’s brand-related performance resulted in a brand-level EBIT payout factor of 0% of target and a brand-level revenue payout factor of 0% of target.

Individual Strategic Incentive – 20% of Award Formula

The Committee and CEO established the performance goals for the individual strategic component of the Bonus Plan for Mr. Calandra, Ms. Blake, Mr. Sherman, Mr. Bragg and Mr. Thorn. The Committee and the Board established the strategic goals for Mr. Ewert. The individual strategic goals relate to strategic and business objectives relevant to each NEO’s area of responsibility and, as a result, the strategic performance goals are unique for each NEO. Following the end of the fiscal year, the Committee and Mr. Lathi determined whether the NEO’s overall performance did not meet, partially met, met, or exceeded applicable performance levels in order to merit an award under the individual strategic component.

Based on its review, and the CEO’s recommendations, the Committee determined that Mr. Calandra, Ms. Blake, Mr. Sherman, and Mr. Bragg achieved 90%, 90%, 100% and 95%, respectively, of their individual strategic goals. Based on its review, the Committee believed that, not all of the performance targets were sufficiently achieved by Mr. Ewert and thus awarded him 60% of his target opportunity under this plan component. Mr. Thorn resigned from the Company effective August 31, 2018, and therefore was not eligible to receive a bonus.

NEO Annual Cash Incentive Payouts

The following table sets forth details regarding the financial performance bonus, individual performance bonus, and the total bonus payout for each of the NEOs for fiscal 2018:

Executive	Target Annual Cash Incentive	Financial Performance Incentive (80%)	Individual Strategic Incentive (20%)	Total Incentive	As a % of Target
Dinesh P. Lathi(1)	$342,466			$342,466	100
Jack P. Calandra	$450,000	$228,204	$81,000	$309,204	69
Mary Beth Blake	$450,000	$114,102	$81,000	$195,102	43
Boris P. Sherman	$300,000	$152,136	$60,000	$212,136	71
Jamie Bragg	$308,750	$156,573	$58,663	$215,236	70
Douglas S. Ewert(2)	$824,175	$417,957	$98,901	$516,858	63
Bruce K. Thorn(3)	$562,500	—	—	—	0
(1)	Mr. Lathi’s fiscal 2018 compensation is described in detail in “– Compensation Arrangements with Mr. Lathi” on page 39.
(2)	Mr. Ewert’s incentive was prorated based on time in service as CEO until his departure from the Company on September 30, 2018. His incentive without proration is $1,250,000.
(3)	Mr. Thorn did not receive an incentive payout for fiscal 2018 due to his departure from the Company.

LONG-TERM INCENTIVE PLAN

The equity component of our executive compensation program is designed to provide compensation that motivates and rewards long-term performance, aligns the interests of our NEOs with our shareholders, builds a culture of ownership, promotes retention, and balances long-term operating decisions with short-term goals. To accomplish these objectives, the Committee grants our NEOs equity awards on an annual basis generally in the form of (1) stock options, (2) time-based deferred stock units, or DSUs, and (3) performance-based deferred stock units, or PUs. The mix of equity grant types varies by level in the organization with a larger percentage of equity compensation opportunity tied to performance-based grants at the most senior levels.

Stock Options

Nonqualified stock options provide our NEOs with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market prices. Stock options become valuable only if (i) the holder of the option remains employed during the period required for the option to “vest” and (ii) the market price is above the exercise price. For this reason, stock options align the interests of our NEOs and our shareholders by providing executives with an incentive to achieve long-term business goals and objectives and increase the market price of our stock and provide an incentive for an option holder to remain employed by us. Stock options vest ratably over a three-year period and must be exercised within ten years of the date of grant.

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Time-Based Deferred Stock Units

A DSU is a commitment by us to issue a share of our common stock for each DSU at the time the restrictions set forth in the award agreement lapse. The Compensation and Organizational Development Committee believes that granting time-based DSUs to our NEOs aligns the interests of the NEOs with the interests of our shareholders and encourages retention. Dividend equivalents will be credited to a DSU when dividends are paid to our shareholders, but will not be paid unless and until the underlying DSU award is earned. DSUs are forfeited upon termination of employment with us if the restrictions set forth in the award agreements are not satisfied. Time-based DSUs granted to NEOs may not vest more quickly than on a pro-rata basis over three years except in special circumstances as determined by the Compensation and Organizational Development Committee (such as a person nearing retirement age).

Performance Units

A performance unit is an agreement by the Company to issue a stated number of shares of our common stock to the recipient upon vesting if the Company meets or exceeds certain predetermined financial performance criteria. As with time-vested DSUs, dividend equivalents will be credited when dividends are paid to our shareholders, but will not be paid unless and until the underlying award is earned. The vesting for such awards has varied but is typically over a three-year period. We believe PUs reflect our compensation philosophy by establishing a clear connection between the compensation of our executives, including our NEOs, and the achievement of performance goals that are important for long-term shareholder value creation. PUs provide an incentive to the recipient to work toward the financial success of the Company over the vesting period in order for the PUs to vest, thereby aligning the financial interest of the recipient with that of the Company and driving increased shareholder value.

As with time-based DSUs, NEOs do not realize value from PUs until they vest (if at all), which means if the stock price is lower upon vesting than at the time of grant, the NEO will realize a lower value per share than the value on the date of grant. As a result, even if the performance criteria are met to allow one or more of such awards to vest, if our stock price is lower at the time of vesting than at the time of grant, the NEOs will realize less upon vesting of such PUs than was reported in the Summary Compensation Table for the year of grant.

Fiscal 2018 equity awards for our NEOs are targeted to the following mix:

CEO	OTHER NEOs

The Committee believes that providing a “portfolio” of equity awards balances the objectives of the long-term incentive program by rewarding the creation of shareholder value with stock options and retaining executive talent and motivating the achievement of financial goals with DSUs and PUs.

The Committee further believes that achieving meaningful annual growth over a long-term period, generally three years, is an important objective for the Company. As such, the adjusted EPS target in the final performance year is predicated on a compound annual growth rate over the three-year period.

In fiscal 2018, the Committee increased the weighting of PUs granted to our CEO to further emphasize performance-based equity and further align with shareholders. The CEO’s grant of PUs increased from 70% to 76% of his annual grant. The CEO’s remaining 24% was provided in DSUs.

Due to leadership changes at the Company during fiscal 2018, the Committee decided it was critical to retain certain key executives. To identify these executives the Committee looked at several dimensions including loss impact to the organization and outstanding equity values. As such, on September 17, 2018, the Committee granted special long-term incentive awards in the form of DSUs to Mr. Calandra, Mr. Sherman and Mr. Bragg with a grant date fair market value of $749,984, $209,995, and $149,997, respectively. These awards vest on a pro-rata basis over two years and are intended to retain key leaders, including these NEOs, to ensure proper business continuity and execution of our strategic objectives.

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For additional discussion regarding the details of the grants made to the NEOs, see “–Grants of Plan Based Awards Table” on page 52.

The NEOs received the following equity awards during fiscal 2018:

Executive	Performance Units(1)	Time-Based DSUs	Stock Options	Aggregate Number of Shares Covered	Aggregate Grant-Date Value of Awards(2)
Dinesh S. Lathi(3)	—	46,907	—	46,907	$1,149,975
Jack P. Calandra	12,609	39,907	26,178	78,694	$1,649,963
Mary Beth Blake	14,010	10,507	29,087	53,604	$999,958
Boris P. Sherman	5,604	12,729	11,634	29,967	$609,976
Jamie Bragg	5,604	10,293	11,634	27,531	$549,978
Douglas S. Ewert	133,099	42,031	—	175,130	$4,999,962
Bruce K. Thorn	28,021	16,812	31,026	75,859	$1,599,978
(1)

Reflects number of target shares covered by such PUs. For information regarding threshold and maximum and performance conditions associated with such grants, please see “– Grants of Plan-Based Awards Table”.

(2)

Aggregate grant date fair value is based on the closing stock price on the date of grant. Grants were made in 2018 on April 13 at a stock price of $28.55, September 17 at a stock price of $24.63, and on October 1 at a stock price of $24.12.

(3)

Includes June 21, 2018 DSU award for Mr. Lathi’s service to the Board of Directors granted at a stock price of $27.53. Mr. Lathi’s fiscal 2018 compensation for service as Executive Chairman is described in detail in “– Compensation Arrangements with Mr. Lathi” on page 39.

ACHIEVEMENT OF PERFORMANCE TARGETS

We did not have any PUs with performance measurement periods ending with Fiscal Year 2018 due to a change from a 2-year to a 3-year performance measurement period following the 2016 grant period. As a result, no performance vesting events occurred associated with 2018 performance.

STATUS OF OUTSTANDING PERFORMANCE UNIT AWARDS

Grant Date	Performance Period	Performance Measure/ Multiplier	Vesting Dates	Current Status
5/17/2017; 9/11/2017(1)	February 3, 2019 – February 1, 2020	●Adjusted EPS ●Multiplier ranging from 50% to 200% based on level of adjusted EPS attained	May 17, 2020 (100%) September 11, 2020 (100%)	●Expected to meet threshold payout (50% of target).
4/13/2018(1)	February 2, 2020 – January 30, 2021	●Adjusted EPS ●Multiplier ranging from 50% to 200% based on level of adjusted EPS attained	April 13, 2021 (100%)	●Expected to meet 100% of target payout.
(1)	Performance targets will be disclosed in our proxy statement following the completion of the performance period.

BENEFITS AND PERQUISITES

EMPLOYEE BENEFITS

We offer a variety of health and welfare and retirement programs to all eligible employees. Executives are generally eligible for the same benefit programs on the same basis as our other employees. Our health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance, and accidental death and disability.

We also maintain a defined contribution plan pursuant to the provisions of Section 401(k) of the Internal Revenue Code. The plan covers our full-time employees who meet age and service requirements. The plan provides for pre-tax, elective employee contributions with a matching contribution from us. For calendar 2018, the Company will match 25% of the first 6% of compensation deferred under the plan. For calendar 2019, the Company will match 30% of the first 6% of compensation deferred under the plan. This match will be made in the spring of the following year. Our NEOs participate in our defined contribution plan on the same terms as our other employees.

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PERQUISITES

In fiscal 2018, we did not provide our NEOs with any material perquisites.

PENSION PLANS AND RETIREMENT PLANS

We do not maintain defined benefit pension plans or supplemental executive retirement plans for our executive officers or any defined contribution plans which provide for the deferral of compensation on a basis that is not tax-qualified.

SENIOR EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN

The Company maintains a Senior Executive Change in Control Severance Plan in which each of our NEOs participate. The Senior Executive Change in Control Severance Plan provides that if a Change in Control occurs and we fail to extend the executive’s employment or terminate the executive’s employment without cause, or if the executive terminates his or her employment for good reason, the executive will receive an amount equal to two times the sum of the executive’s base salary plus an amount equal to the target annual bonus in the fiscal year in which a Change in Control occurs or the immediately preceding fiscal year, whichever is higher, plus basic benefits as more fully described in the Senior Executive Change in Control Severance Plan. The benefits payable under the Senior Executive Change in Control Severance Plan in certain circumstances are disclosed beginning on page 59.

The Compensation and Organizational Development Committee determined that it was in our best interests to adopt the Change in Control plan to: (1) serve as a retention tool and incentivize the NEOs to continue focusing on our business in the event of a potential change in control transaction; (2) ensure the NEOs pursue business alternatives that maximize shareholder value without a concern for job security; and (3) ensure our compensation practices remained competitive.

COMPENSATION DECISION MAKING PROCESS

ROLE OF EXECUTIVE OFFICERS

Consistent with past practice, our CEO, with the assistance of the Executive Vice President – Human Resources (“EVP – HR”), makes initial recommendations to the Committee regarding our executive compensation program and the compensation of our NEOs, other than the CEO. The CEO and EVP – HR attend and participate in Committee meetings. The Committee believes this input is valuable because of the close working relationship the CEO and EVP – HR have with the other NEOs and their comprehensive knowledge of our business, operations and financial and strategic goals. The CEO does not make recommendations regarding his own compensation, nor is he present when his compensation is being deliberated or determined. The Committee has sole authority to determine all elements of executive compensation and makes all final determinations regarding the NEOs’ compensation.

ROLE OF COMPENSATION CONSULTANT AND CONSULTANT INDEPENDENCE

The Compensation and Organizational Development Committee engaged Pay Governance to serve as its independent compensation consultant for 2018.

Pay Governance’s engagement focused on:

reviewing and evaluating our executive compensation program as a whole, each principle element and the mix of compensation;	analyzing and providing the Compensation and Organizational Development Committee with competitive pay data with respect to other retail apparel companies;	advising the Compensation and Organizational Development Committee on executive compensation trends and developments; and	assessing the risks of our compensation policies and practices that may have a material impact on the Company and advising on ways to mitigate any undue risks.

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Pay Governance attends Committee meetings relating to our executive compensation program. Pay Governance also reviews management’s recommendations regarding our compensation programs.

Pay Governance reports directly to the Committee and does not provide any material services to the Company beyond the services described above. The Committee received a written statement from Pay Governance detailing its independence criteria and, based on such statement and other factors, the Compensation and Organizational Development Committee determined that Pay Governance was independent under the applicable SEC rules and NYSE Listing Standards and that engaging Pay Governance did not present any conflicts of interest.

DETERMINATION OF COMPENSATION FOR FISCAL 2018

In 2018, the Committee: (1) reviewed and approved all of the compensation elements for all executives serving on the management Executive Committee, including all NEOs; (2) reviewed and approved the executive compensation program; and (3) reviewed and approved the annual equity awards granted to all other eligible employees.

When setting NEO compensation, the Committee considers the aggregate compensation payable to the executive, the executive’s current and prior compensation (including the vesting and value of previously granted equity awards) and the form and mix of the compensation awarded. The Committee seeks to achieve an appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives. The Committee determines the number of shares of common stock granted to our NEOs through equity awards on a discretionary basis, rather than formulaically, by considering the executive’s position, responsibilities, accomplishments, achievements and tenure with the Company. The Committee may modify the mix of base salary, annual awards and long-term awards as it deems appropriate based on a NEO’s specific circumstances.

In connection with establishing the NEOs’ compensation for fiscal 2018, the Committee reviewed: (1) the benchmark data for each of the NEOs; and (2) the recommendations of our CEO and EVP – HR with respect to the compensation of our other NEOs.

After completing this review, the Committee approved the base salaries, the bonus plan payouts and equity awards for each of the then NEOs.

BENCHMARKING COMPENSATION

Pay Governance annually provides the Compensation and Organizational Development Committee with data with respect to other retail apparel companies that are similar in size to us based on revenues and market capitalization in order to benchmark compensation in the competitive market. In fiscal 2018, the compensation peer group included the following companies:

Abercrombie & Fitch Co.	Foot Locker, Inc.
American Eagle Outfitters, Inc.	Genesco Inc.
Ascena Retail Group, Inc.	Guess?, Inc.
Caleres, Inc.	The Children’s Place Retail Stores, Inc.
Chico’s FAS, Inc.	The Finish Line, Inc.(1)
DSW Inc.	Urban Outfitters, Inc.(2)
Express, Inc.
(1)	The Finish Line was acquired by JD Sports Fashion and is no longer a publicly traded company, so we removed it from our peer group in November 2018.
(2)	Note that Urban Outfitters, Inc. was not used for benchmarking Chief Executive Officer compensation as their chief executive officer is a founder with a non-traditional compensation arrangement.

The Committee considered this data in addition to other information when determining what would be appropriate compensation for the NEOs. While the Committee did not target compensation to any specific percentile of the relevant market data, it did review the 25th, 50th and 75th percentiles. Target total direct compensation for the NEOs may vary in comparison to the market due to differences in experience, time-in-role and comparability to the benchmark.

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COMPENSATION PRACTICES AND POLICIES

The following table provides a summary of our compensation practices that encourage and support good governance and mitigate excessive risk-taking, and the problematic compensation practices that we avoid:

WHAT WE DO
Pay for Performance

We align executive compensation with Company objectives on both a short-term and long-term basis. The majority of our target total direct compensation for our NEOs is comprised, over the long term, of variable compensation through our annual cash bonuses and equity awards. Actual total direct compensation varies based on the extent of achievement of, among other things, operational and financial performance goals and individual strategic performance criteria.

Establish Rigorous Incentive Targets

Our annual cash bonus includes threshold, target and maximum awards and requires achievement of a minimum threshold for any bonus to be earned. Our PUs have a threshold and maximum which also require achievement of a minimum threshold for any of the awards to be earned.

Use Multiple Performance Metrics

We balance top line and bottom line achievement by using multiple performance metrics. Our annual cash incentive plan uses both EBIT and revenue metrics and our PUs use an EPS metric to determine performance levels.

Stock Ownership Guidelines

Our stock ownership guidelines expect executives to own or have an interest in stock valued at a multiple of base salary, including 5 times current base salary for the CEO, 2.5 times current base salary for the Chief Financial Officer and generally 1.5 times current base salary for other senior executives who serve on the Company’s executive committee.

Discourage Undue Risk-Taking

Our compensation plans include provisions designed to discourage excessive risk-taking, including caps on the maximum level of payouts, clawback provisions, varied performance measurement periods, and multiple performance metrics. In addition, the Board and management perform a periodic risk assessment to identify potential risks created by our incentive plans. We do not believe any of our compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.

Clawback Requirement	Clawback provisions for cash and equity incentive compensation are included in our long-term incentive plans, employment agreements and change in control severance plans.
Prohibit Hedging, Pledging, Short Sales, or Derivative Transactions	Company policies prohibit our directors and executives from hedging, pledging, short-selling or trading in derivatives involving our common stock.
Independent Compensation Consultant

The Compensation and Organizational Development Committee retained Pay Governance as its independent executive compensation consultants. During fiscal 2018, Pay Governance did not provide any material services to the Company other than services related to executive and director compensation.

Double Trigger	No single trigger cash or equity severance upon a change in control.

WHAT WE DON’T DO
No Tax Gross-Ups	We do not provide for tax gross-ups in any circumstances.
No Special Change in Control Severance Provisions for Executive Officers	Our executive officers have the same change in control severance provisions as the rest of our senior leadership group.
No Current Payment of Dividend Equivalents on Unvested Long-Term Incentives	For all equity awards granted after April 3, 2013, dividend equivalents on unvested DSUs or PUs are only paid if the underlying award is ultimately earned.
No Repricing of Underwater Stock Options	Our long-term incentive plans do not permit us to reprice or exchange underwater options without shareholder approval.
No Material Executive Perquisites	We do not provide our NEOs with material perks such as personal use of a corporate aircraft, use of a company car, country club memberships, or financial planning allowances as are provided by some of our peers.

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CLAWBACK PROVISIONS

EMPLOYMENT AGREEMENTS

The employment agreements with Mr. Ewert and Mr. Thorn provide that in the event it is determined that the executive, before or after the termination of his employment relationship with us, has committed certain acts which materially and adversely affect us, then some or all (A) benefits payable or to be provided, or previously paid or provided, to him under his employment agreement or (B) cash bonuses paid to him by us on or after the date of his employment agreement, or equity awards granted to him by us that vest, on or after the effective date of his employment agreement, will be forfeited or repaid to us. For additional discussion regarding these clawback provisions, including those acts which could trigger such forfeiture, see the discussion regarding their respective employment agreements under “– Potential Payments Upon Termination or Change in Control – Employment Agreements” beginning on page 62.

SENIOR EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN

The Senior Executive Change in Control Severance Plan also contains clawback provisions which provide that in the event that it is determined that an executive, before or after the termination of his or her employment relationship with us, has committed certain acts which materially and adversely affect the Company, then some or all of such executive’s awards (including cash bonuses paid to such executive by us or equity awards that vest after the effective date of the Senior Executive Change in Control Severance Plan) will be forfeited or repaid to us. For additional discussion regarding these clawback provisions, including those acts which could trigger such forfeiture, see the discussion under “– Potential Payments Upon Termination or Change in Control – Senior Executive Change in Control Severance Plan” beginning on page 59.

IMPACT OF ACCOUNTING AND TAX TREATMENT

In recognizing share-based compensation, we follow the provisions of the authoritative guidance regarding share-based awards. This guidance establishes fair value as the measurement objective in accounting for stock awards and requires the application of a fair value based measurement method in accounting for compensation cost, which is recognized over the requisite service period. We use the Black-Scholes option pricing model to estimate the fair value of stock options on the date of grant. The fair value of restricted stock awards and DSUs is determined based on the number of shares granted and the quoted price of our common stock on the date of grant. The fair value of awards that contain a market condition is measured using a Monte Carlo simulation method. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service period. For grants with a service condition only that are subject to pro-rata vesting, we recognize expense on a straight-line basis over the requisite service period for the entire award.

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to certain “covered employees” in any single year. Prior to 2018, the Compensation and Organizational Development Committee generally sought to structure our performance-based compensation elements in a manner intended, but not guaranteed, to qualify as “performance-based” for purposes of satisfying the conditions of an exemption to this limit on deductibility. For taxable years beginning after December 31, 2017, the Tax Cut and Jobs Act repealed this exemption from Section 162(m)’s deduction limit for all but certain grandfathered compensation arrangements that were in effect as of November 2, 2017. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations including the scope of relief for grandfathered arrangements, no assurance can be given that compensation awarded or paid in prior years and intended by the Compensation and Organizational Development Committee to satisfy the requirements for deductibility under Section 162(m) will in fact be fully tax deductible. Notwithstanding the repeal of the “performance-based” compensation deduction pursuant to Section 162(m), the Company intends to continue subjecting a significant portion of the incentive compensation payable to our NEOs to the achievement of one or more performance metrics specified by the Compensation and Organizational Development Committee.

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Summary Compensation Table

The following table sets forth certain information regarding compensation paid during the last three fiscal years to each individual who served as our Chief Executive Officer during the year, our Chief Financial Officer, the next three most highly compensated executive officers and our former President and Chief Operating Officer (collectively, the “Named Executive Officers” or “NEOs”):

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)		Stock Awards ($)(3)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Dinesh S. Lathi President and Chief Executive Officer	2018	346,154	342,466	(6)	1,149,975	(7)	—		—	—	162,775	2,001,370
Jack P. Calandra Executive Vice President, Chief Financial Officer and Treasurer	2018	580,769	—		1,379,968		269,995		309,204	—	4,125	2,544,061
	2017	500,000	170,000	(8)	559,991		239,922		468,312	—	4,050	1,942,275
	2016	36,538	170,000	(8)	—		—		—	—	—	206,538

Mary Beth Blake Brand President, Jos. A. Bank	2018	600,000	—		699,960		299,998		195,102	—	4,125	1,799,185

Boris P. Sherman Executive Vice President, Chief Technology Officer	2018	500,000	—		489,985		119,991		212,136	—	3,462	1,325,574

Jamie Bragg Executive Vice President, Chief Supply Chain Officer	2018	468,269	—		429,987		119,991		215,236	—	4,125	1,237,608

Douglas S. Ewert Former Chief Executive Officer	2018	822,116	—		4,999,962	(9)	—		516,858	—	5,312,501	11,651,437
	2017	1,250,000	—		3,999,981		—		1,337,500	—	22,654	6,610,135
	2016	1,250,000	—		2,799,973		1,199,997		1,089,370	—	30,750	6,370,090
Bruce K. Thorn Former President and Chief Operating Officer	2018	432,692	—		1,279,982	(10)	319,996	(10)	—	—	—	2,032,670
	2017	750,000	—		1,199,991		399,870		646,218	—	10,981	3,007,060
	2016	750,000	—		2,294,984		404,999		658,967	—	1,216	4,110,166
(1)	Mr. Lathi, Ms. Blake, Mr. Sherman and Mr. Bragg became Named Executive Officers in fiscal 2018. Mr. Lathi was appointed Executive Chairman effective October 1, 2018 and President and CEO of the Company effective March 27, 2019.
(2)	Mr. Lathi's 2018 salary represents amount paid to him from the date he commenced his role as Executive Chairman of the Company effective October 1, 2018. Mr. Ewert’s 2018 salary represents amount paid to him from the beginning of the fiscal year to the date he retired from his role as Chief Executive Officer of the Company effective September 30, 2018. Mr. Thorn’s 2018 salary represents amount paid to him from the beginning of the fiscal year to the date he resigned from his role as President and Chief Operating Officer of the Company effective August 31, 2018.
(3)	Represents aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The value of PUs has been determined assuming the achievement of the performance conditions on the date of grant and represents the target amount that can be earned under the units, which also represents the maximum under the units granted in December 2016. For PUs granted in April 2016, the aggregate grant date fair value assuming achievement of the maximum performance level would be: Mr. Ewert $3,999,976; and Mr. Thorn $1,079,998. For PUs granted in May 2017, the aggregate grant date fair value assuming achievement of the maximum performance level would be: Mr. Calandra $640,000; Mr. Ewert $5,599,980; and Mr. Thorn $1,599,988. For performance units granted in April 2018, the aggregate grant date fair value assuming achievement of the maximum performance level would be: Mr. Calandra $719,974; Ms. Blake $799,971; Mr. Sherman $319,988; Mr. Bragg $319,988; Mr. Ewert $7,599,953; and Mr. Thorn $1,599,999. These values exclude the accounting effect of any estimate of future service-based forfeitures and may not correspond to the amounts that will actually be realized by the NEOs. For additional information, including a discussion of the assumptions used to calculate these values, see Note 14 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2019. For additional information regarding these equity awards, see “– Compensation Discussion and Analysis –Elements of 2018 Compensation – Long Term Incentive Plan – Performance Units”, “-Grants of Plan-Based Awards Table” and “-Outstanding Equity Awards at Fiscal Year End Table”.

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(4)	Represents bonuses paid pursuant to our annual cash incentive plan. For additional information, see “–Compensation Discussion and Analysis – Elements of 2018 Compensation – Annual Cash Incentive Plan”.
(5)	Amounts shown in this column for 2018 include the following:

	Dinesh Lathi	Jack Calandra	Mary Beth Blake	Boris Sherman	Jamie Bragg	Douglas Ewert	Bruce Thorn
Matching contributions under our 401(k) Plan ($)	—	4,125	4,125	3,462	4,125	—	—
Cash fees paid to Mr. Lathi while serving as a non-employee director ($)	162,775	—	—	—	—	—	—
Payments to Mr. Ewert in connection with his retirement as CEO ($)*	—	—	—	—	—	5,000,000	—
Payments to Mr. Ewert in connection with his Consulting Agreement ($)	—	—	—	—	—	312,501	—
Total ($)	162,775	4,125	4,125	3,462	4,125	5,312,501	—
*	Reflects salary continuation payments which will paid in equal monthly installments beginning November 2018 through October 2020.
(6)	Represents Mr. Lathi’s Executive Chairman bonus tied to the objectives determined by the Board as described in “– Compensation Discussion and Analysis – Compensation Arrangements with Mr. Lathi on page 39.
(7)	Includes the grant date fair market value of $149,983 related to Mr. Lathi’s annual Board of Directors DSU award granted prior to his appointment as Executive Chairman which was later pro-rated based on time in service exclusively to the Board, resulting in the forfeiture of 3,941 DSUs. Also includes the grant date fair market value of $999,992 related to Mr. Lathi’s DSU award granted in connection with his appointment as Executive Chairman, which was later prorated in connection with his appointment as President and CEO based on the portion of the performance period that lapsed between the October 1, 2018 grant date and the grant date of Mr. Lathi’s 2019 equity award, resulting in the forfeiture of 18,288 DSUs.
(8)	Represents a signing bonus paid to Mr. Calandra (one half payment in January 2017 and the remaining half in July 2017).
(9)	Includes PUs granted to Mr. Ewert on April 13, 2018, which were cancelled in full effective September 30, 2018, and DSUs granted to Mr. Ewert on April 13, 2018, for which the final tranche of this award in the amount of 14,011 DSUs was cancelled effective September 30, 2018 in accordance with the terms of the separation agreement with Mr. Ewert.
(10)	Mr. Thorn resigned from the Company effective August 31, 2018, thus all of his unvested equity awards were cancelled on that date.

Grants of Plan-Based Awards Table

The following table sets forth certain information regarding grants of plan-based awards to our NEOs during the fiscal year ended February 2, 2019:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)(4)		All Other Option Awards: Number of Securities Underlying Options (#)(5)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date(1)	Threshold ($)(2)	Target ($)(2)		Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)		Maximum (#)(3)
Dinesh S. Lathi	6/21/18	—	—		—	—	—		—	5,448	(7)	—		—	—
	10/1/18	—	—		—	—	—		—	41,459		—		—	1,149,975
Jack P. Calandra	4/13/18	225,000	450,000		900,000	6,304	12,609		25,218	9,457		26,178		28.55	1,649,963
	9/17/18	—	—		—	—	—		—	30,450		—		—	—
Mary Beth Blake	4/13/18	225,000	450,000		900,000	7,005	14,010		28,020	10,507		29,087		28.55	999,958
Boris P. Sherman	4/13/18	150,000	300,000		600,000	2,802	5,604		11,208	4,203		11,634		28.55	609,976
	9/17/18	—	—		—	—	—		—	8,526		—		—	—
Jamie Bragg	4/13/18	154,375	308,750		617,500	2,802	5,604		11,208	4,203		11,634		28.55	549,978
	9/17/18	—	—		—	—	—		—	6,090		—		—	—
Douglas S. Ewert	4/13/18	625,000	1,250,000	(8)	2,500,000	66,549	133,099	(9)	266,198	42,031	(10)	—		—	4,999,962
Bruce K. Thorn	4/13/18	281,250	562,500	(11)	1,125,000	14,010	28,021	(11)	56,042	16,812	(11)	31,026	(11)	28.55	1,599,978
(1)	Represents the date when the Compensation and Organizational Development Committee approved the targets for the NEOs’ annual cash incentive bonus program or the equity grant was issued to such NEO. The grant to Mr. Lathi made on October 1, 2018 was approved when he was named Executive Chairman in August 2018.
(2)	Relates to our annual cash bonus program in which executive officers participate annually: 60% of the bonus criteria is based on the Company achieving certain adjusted EBIT targets (the “EBIT Performance Target Bonus”), 20% based on the Company achieving certain revenue targets (the “Revenue Performance Target Bonus”) and the remaining 20% of the bonus criteria is based on the recipient achieving personal non-financial performance objectives (“Personal Performance Bonus”). As Jos. A. Bank Brand President, Ms. Blake’s bonus criteria is based on Company adjusted EBIT (30%), Jos. A. Bank adjusted EBIT (30%), Company adjusted revenue (10%) and Jos. A. Bank adjusted revenue (10%). For 2018, the Compensation

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and Organizational Development Committee approved a $231.3 million Threshold Performance Requirement, financial performance factors for (A) the EBIT Performance Target Bonus determined based on performance against EBIT goals as follows: (1) less than $231.3 million, 0%, (2) $231.3 million, 50%, (3) $257.0 million, 100%, and (4) $276.3 million, 200%, and (B) the Revenue Performance Target Bonus determined based on performance against revenue goals as follows: (1) less than $2,951.6 million, 0%, (2) $2,951.6 million, 50%, (3) $3,279.6 million, 100%, and (4) $3,525.6 million, 200%. The qualitative assessment of each NEO’s individual strategic performance is made by the Compensation and Organizational Development Committee and is based on personal performance objectives set for each person participating in the program. The Compensation and Organizational Development Committee may at its sole discretion determine the appropriate percentage to be paid out with respect to the Personal Performance Bonus, ranging from 0% to 200%, depending on whether the performance goals are determined not to have been met, partially met, met or exceeded. For purposes of this table, the columns assume that the Threshold Performance Requirement is met and payouts are as follows: (A) Threshold: EBIT Performance Target Bonus, Revenue Performance Target Bonus and Personal Performance Bonus, each 50%; (B) Target: EBIT Performance Target Bonus, Revenue Performance Target Bonus and Personal Performance Bonus, each 100%; and (C) Maximum: EBIT Performance Target Bonus, Revenue Performance Target Bonus and Personal Performance Bonus, each 200%. For additional information, see “– Compensation Discussion and Analysis – Elements of 2018 Compensation – Annual Cash Incentive Plan”. For the actual amounts paid to the NEOs pursuant to these grants under the 2018 bonus program, see the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
(3)	Represents PUs granted on April 13, 2018 under our 2016 LTIP. Each PU grant represents the right to receive up to two shares of our common stock for each performance unit indicated above and fully vest on April 13, 2021, subject to meeting the adjusted EPS performance target for fiscal 2020. Assuming the performance target is achieved, the number of PUs earned will be adjusted based on a multiplier, ranging from 50% to 200%, related to the Company’s adjusted EPS for fiscal 2020. Each PU award includes the right to receive dividend equivalents, which will be credited to a PU when dividends are paid to our shareholders, but will not be paid out unless and until the underlying performance unit award is earned. If a grant is cancelled, the recipient will not receive any dividend equivalents with respect to such PU award. For further information, see “– Compensation Discussion and Analysis – Elements of 2018 Compensation – Long-Term Incentive Plan.”
(4)	Represents time-based DSUs granted on April 13, 2018, September 17, 2018, and October 1, 2018 under our 2016 LTIP. Each DSU grant made in April vests at a rate of 33⅓% per year on each of April 13, 2019, 2020 and 2021. Each DSU grant made in September vests at a rate of 50% per year on each of September 17, 2019 and 2020. The DSU grant made to Mr. Lathi in October would have vested 100% on October 1, 2019; however, in accordance with the terms of his Offer Letter, 23,171 shares vested on April 22, 2019, which reflects a prorated number of shares based on the elapsed time from the October 1, 2018 grant date through the vesting date. The remaining 18,288 shares were forfeited. Each DSU award includes the right to receive dividend equivalents, which will be credited to a DSU when dividends are paid to our shareholders, but will not be paid out unless and until the underlying DSU award vests. If a grant is cancelled, the recipient will not receive any dividend equivalents with respect to such DSU award.
(5)	Represents stock options granted on April 13, 2018 under our 2016 LTIP. Each stock option grant vests at a rate of 33⅓% per year on each of April 13, 2019, 2020 and 2021 and must be exercised within ten years of the date of grant. The stock options have an exercise price equal to the closing price of our common stock on the NYSE on the date of grant.
(6)	Represents aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The value of PUs has been determined assuming the achievement of the performance conditions on the date of grant at target in the case of PU awards. These values exclude the accounting effect of any estimate of future service-based forfeitures and may not correspond to the amounts that will actually be realized by the NEOs. For additional information, including a discussion of the assumptions used to calculate these values, see Note 14 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2019.
(7)	Represents DSUs granted to Mr. Lathi on June 21, 2018 for his service on the Board of Directors, which was later prorated based on his time in service exclusively as a director, resulting in the forfeiture of 3,941 DSUs. This award will vest in full on June 21, 2019.
(8)	Represents the target bonus for Mr. Ewert based on one full year of service; however, any amounts to be received will be pro-rated to reflect Mr. Ewert’s retirement on September 30, 2018.
(9)	Represents PUs granted to Mr. Ewert on April 13, 2018. These awards were cancelled in full effective September 30, 2018 in accordance with the terms of Mr. Ewert’s separation agreement.
(10)	Represents DSUs granted to Mr. Ewert on April 13, 2018. The final tranche of this award in the amount of 14,011 DSUs was cancelled effective September 30, 2018 in accordance with Mr. Ewert’s separation agreement.
(11)	Mr. Thorn resigned from the Company effective August 31, 2018. Therefore, he is not eligible to receive any payout under our annual cash bonus program and all of his unvested equity awards were cancelled on August 31, 2018.

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Executive Compensation

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes certain information regarding equity awards outstanding and held by each of the NEOs as of the end of the fiscal year ended February 2, 2019:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Dinesh S. Lathi	—	—		—	—	—	1,507	(6)	18,883	—		—
	—	—		—	—	—	41,459	(7)	519,481	—		—
Jack P. Calandra	21,027	42,054	(2)	—	11.36	5/17/2027	—		—	—		—
	—	26,178	(3)	—	28.55	4/13/2028	—		—	—		—
	—	—		—	—	—	14,084	(8)	176,473	—		—
	—	—		—	—	—	9,457	(9)	118,496	—		—
	—	—		—	—	—	30,450	(10)	381,539	—		—
	—	—		—	—	—	—		—	28,169	(13)	352,958
	—	—		—	—	—	—		—	12,609	(14)	157,991
Mary Beth Blake	10,377	—		—	47.26	4/17/2024	—		—	—		—
	17,413	—		—	50.80	9/12/2024	—		—	—		—
	38,602	19,301	(4)	—	17.43	4/4/2026	—		—	—		—
	26,283	52,568	(2)	—	11.36	5/17/2027	—		—	—		—
	—	29,087	(3)	—	28.55	4/13/2028	—		—	—		—
	—	—		—	—	—	5,737	(11)	71,885	—		—
	—	—		—	—	—	17,606	(8)	220,603	—		—
	—	—		—	—	—	10,507	(9)	131,653	—		—
	—	—		—	—	—	—		—	15,031	(15)	188,338
	—	—		—	—	—	—		—	14,793	(16)	185,356
	—	—		—	—	—	—		—	35,211	(13)	441,194
	—	—		—	—	—	—		—	14,010	(14)	175,545
Boris P. Sherman	9,438	18,876	(5)	—	12.80	9/11/2027	—		—	—		—
	—	11,634	(3)	—	28.55	4/13/2028	—		—	—		—
	—	—		—	—	—	6,250	(12)	78,313	—		—
	—	—		—	—	—	4,203	(9)	52,664	—		—
	—	—		—	—	—	8,526	(10)	106,831	—		—
	—	—		—	—	—	—		—	12,500	(17)	156,625
	—	—		—	—	—	—		—	5,604	(14)	70,218

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	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jamie Bragg	8,145	—		—	27.94	4/6/2021	—		—	—		—
	6,101	—		—	40.13	3/27/2022	—		—	—		—
	4,358	—		—	47.26	4/17/2024	—		—	—		—
	6,965	—		—	50.80	9/12/2024	—		—	—		—
	15,441	7,720	(4)	—	17.43	4/4/2026	—		—	—		—
	10,513	21,027	(2)	—	11.36	5/17/2027	—		—	—		—
	—	11,634	(3)	—	28.55	4/13/2028	—		—	—		—
	—	—		—	—	—	2,295	(11)	28,756	—		—
	—	—		—	—	—	7,042	(8)	88,236	—		—
	—	—		—	—	—	4,203	(9)	52,664	—		—
	—	—		—	—	—	6,090	(10)	76,308	—		—
	—	—		—	—	—	—		—	6,013	(15)	75,343
	—	—		—	—	—	—		—	7,396	(16)	92,672
	—	—		—	—	—	—		—	14,084	(13)	176,473
	—	—		—	—	—	—		—	5,604	(14)	70,218
Douglas S. Ewert	42,867	—		—	27.94	4/6/2021	—		—	—		—
	29,053	—		—	40.13	9/30/2021	—		—	—		—
	51,885	—		—	47.26	9/30/2021	—		—	—		—
	69,652	—		—	50.80	9/30/2021	—		—	—		—
	154,410	77,205	(4)	—	17.43	9/30/2021	—		—	—		—
	—	—		—	—	—	15,299	(11)	191,696	—		—
	—	—		—	—	—	28,020	(9)	351,091	—		—
Bruce K. Thorn	—	—		—	—	—	—		—	—		—
(1)	Based on the closing price of $12.53 per share for our Common Stock on the NYSE on February 1, 2019, which was the last trading day of our fiscal year and, in the case of PUs included under the Equity Incentive Plan Awards columns, assumes achievement of the performance conditions at the threshold level for each such award, if applicable.
(2)	Relates to an option award granted in May 2017 which vests at a rate of 33⅓% per year on each of May 17, 2018, 2019 and 2020.
(3)	Relates to an option award granted in April 2018 which vests at a rate of 33⅓% per year on each of April 13, 2019, 2020 and 2021.
(4)	Relates to an option award granted in April 2016, the remainder of which vested on April 4, 2019.
(5)	Relates to an option award granted in September 2017 which vests at a rate of 33⅓% per year on each of September 11, 2018, 2019 and 2020.
(6)	Relates to DSUs granted to Mr. Lathi for his service on the Board. The award was granted in June 2018, the entirety of which vests on June 21, 2019. For further information, see “Board Matters – Director Compensation”.
(7)	Relates to DSUs granted in October 2018, the entirety of which vest on October 1, 2019.
(8)	Relates to DSUs granted in May 2017 which vest at a rate of 33⅓% per year on each of May 17, 2018, 2019 and 2020.
(9)	Relates to DSUs granted in April 2018 which vest at a rate of 33⅓% per year on each of April 13, 2019, 2020 and 2021.
(10)	Relates to DSUs granted in September 2018 which vest at a rate of 50% per year on each of September 17, 2019 and 2020.
(11)	Relates to DSUs granted in April 2016, the remainder of which vested on April 4, 2019.
(12)	Relates to DSUs granted in September 2017 which vest at a rate of 33⅓% per year on each of September 11, 2018, 2019 and 2020.

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(13)	Relates to PUs granted in May 2017, representing the right to receive up to two shares of common stock for each PU granted. These PUs vest 100% on May 17, 2020, subject to meeting the adjusted earnings per share performance target for fiscal 2019. Assuming the performance target is achieved, the number of PUs earned will be adjusted by a multiplier, ranging from 50% to 200%, related to the Company’s adjusted earnings per share delivered for fiscal 2019. For further information, see “– Compensation Discussion and Analysis – Elements of 2018 Compensation – Long-Term Incentive Plan – Performance Units”.
(14)	Relates to PUs granted in April 2018, representing the right to receive up to two shares of common stock for each PU indicated above. These PUs vest 100% on April 13, 2021, subject to meeting the adjusted earnings per share performance target for fiscal 2020. Assuming the performance target is achieved, the number of PUs earned will be adjusted by a multiplier, ranging from 50% to 200%, related to the Company’s adjusted earnings per share delivered for fiscal 2020. For further information, see “– Compensation Discussion and Analysis – Elements of 2018 Compensation – Long-Term Incentive Plan – Performance Units”.
(15)	Relates to PUs granted in April 2016, representing the right to receive up to two shares of common stock for each performance unit indicated above. These performance units vest 50% on each of April 4, 2018 and 2019, subject to meeting the adjusted earnings per share performance target for fiscal 2017. The Company has determined that these performance units will be adjusted by a multiplier of 131% based on the Company’s adjusted EPS delivered for fiscal 2017, and they are reflected in the above table as such. For further information, see “– Compensation Discussion and Analysis – Elements of 2017 Compensation – Long-Term Incentive Plan – Performance Units”.
(16)	Relates to PUs granted in December 2016, which vest 50% on each of December 12, 2018 and 2019. These PUs will vest in full having met the Net Cash Provided by Operating Activities threshold for fiscal year 2017. For further information, see “Compensation Discussion and Analysis – Elements of 2018 Compensation – Long-Term Incentive Plan – Performance Units”.
(17)	Relates to PUs granted in September 2017, representing the right to receive up to two shares of common stock for each PU granted. These PUs vest 100% on September 11, 2020, subject to meeting the adjusted earnings per share performance target for fiscal 2019. Assuming the performance target is achieved, the number of performance units earned will be adjusted based on a multiplier, ranging from 50% to 200%, related to the Company’s adjusted earnings per share for fiscal 2019. For further information, see “– Compensation Discussion and Analysis – Elements of 2018 Compensation – Long-Term Incentive Plan – Performance Units”.

Option Exercises and Stock Vested Table

The following table sets forth the amount realized (before any tax withholding) by each of the NEOs regarding the exercise of options and the vesting of PUs and DSUs during the fiscal year ended February 2, 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Dinesh S. Lathi(2)	—	—	11,061	284,378
Jack P. Calandra	—	—	7,042	242,738
Mary Beth Blake	50,000	186,468	51,331	1,368,701
Boris P. Sherman	—	—	3,125	73,719
Jamie Bragg	—	—	20,011	520,156
Douglas S. Ewert	55,005	51,142	201,338	5,613,293
Bruce K. Thorn	87,158	883,421	41,656	1,225,678
(1)	Value realized upon vesting is based upon closing price of our common stock on the vesting date.
(2)	Relates to the vesting of DSUs received in June 2017 as the equity component of his board fees for the 2017-2018 Board service year. For additional information, see “Board Matters – Director Compensation”.

Pension Benefits

We currently have no defined benefit pension plans in which our executive officers participate.

Nonqualified Deferred Compensation

We currently have no nonqualified defined contribution plans which provide for the deferral of compensation on a basis that is not tax qualified.

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Executive Compensation

CEO Pay Ratio

Under rules adopted pursuant to the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO. The following describes our methodology for identifying and calculating the total compensation paid to our median employee and the resulting CEO Pay ratio.

MEASUREMENT DATE

We identified the median employee using our employee population on February 2, 2019.

CONSISTENTLY APPLIED COMPENSATION MEASURE (CACM)

The applicable rules require us to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual total direct compensation of our employees. Specifically, we identified the median employee by looking at annual base pay, earned bonus, earned commission, other cash payments (e.g., wellness program incentives, employee incentive contests, disqualifying dispositions in our employee stock purchase plan, etc.) and the grant date fair value for annual equity awards. We converted earnings paid in local currency to U.S. dollars by applying the exchange rate applicable on February 2, 2019. As permitted by applicable SEC regulations, we did not annualize the compensation paid to partial-year employees or employees who were on an unpaid leave of absence and we did not utilize any cost-of-living adjustment.

DE MINIMIS EXCEPTION

Tailored Brands is a global company that employs approximately 21,000 people with employees in 7 countries. In identifying the median employee, we excluded workers in 5 countries totaling 715 workers (approximately 3.4% of our workforce).

We excluded the following number of workers from the following countries in the identification of the median employee:

Countries Excluded	Workers Excluded
France	1
Hong Kong	3
Ireland	2
The Netherlands	12
United Kingdom	697
Total	715

PAY RATIO

After applying our CACM methodology and excluding the employees listed above, we concluded that our median employee compensation for fiscal 2018 was $28,059, which reflects an 8% increase from our median employee compensation for fiscal 2017. For purposes of this calculation, we annualized pay to Dinesh Lathi, the acting Principal Executive Officer (“PEO”) at fiscal year-end. Annualized compensation for our CEO would be $2,655,216, which includes his annual base salary of $1,000,000, $1,149,975 in equity awards, $342,466 bonus and $162,775 in all other compensation as reported in the Summary Compensation Table in this proxy. Based on the described methodology, our CEO to median employee pay ratio is 95:1, which reflects a 63% decrease from our fiscal 2017 ratio of 255:1. Given that Mr. Lathi’s compensation in 2018 was reflective of his compensation package as Executive Chairman and interim PEO, we expect the ratio to increase for 2019 in light of Mr. Lathi’s new compensation package as President and CEO of the Company.

This information is being provided for compliance purposes only. Neither the Compensation and Organizational Development Committee nor management of the Company used the pay ratio measure in making compensation decisions. Also, as a result of our methodology used to determine the pay ratio, our pay ratio may not be comparable to the pay ratios of other companies because other companies may rely on different methodologies, estimates or assumptions, or may make adjustments that we do not make.

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Executive Compensation

Employment Agreements

We entered into employment agreements with Mr. Ewert and Mr. Thorn. The basic terms of those agreements are summarized below. For information regarding payments to be received by Mr. Ewert and Mr. Thorn in the event of potential termination of their employment, see “– Potential Payments Upon Termination or Change in Control – Employment Agreements” beginning on page 59 of this proxy statement.

DOUGLAS S. EWERT

The Company entered into a Second Amended and Restated Employment Agreement with Mr. Ewert on June 21, 2018. The initial term of Mr. Ewert’s amended employment agreement was for a period of three years from April 22, 2015 and automatically extended for successive twelve-month periods unless either we or Mr. Ewert gave written notice of an election not to extend the employment agreement not less than 90 days prior to the end of any extended employment period. Under Mr. Ewert’s employment agreement, we agreed, among other things, to:

●	pay Mr. Ewert an annual base salary of at least $1,250,000;
●	provide Mr. Ewert an opportunity to earn an annual cash bonus based on the achievement of performance objectives, with a target equal to or greater than Mr. Ewert’s base salary;
●	provide life, accident, disability and health insurance coverage, and certain other benefits;
●	award Mr. Ewert with grants of restricted stock, DSUs, PUs or stock options, or some combination thereof, annually; and
●	permit Mr. Ewert to serve on the board of directors of up to one other public company, with the prior consent of the Company’s Board, provided such service does not violate the restrictive covenants contained in his employment agreement or interfere in any material respect with his duties and responsibilities as CEO of the Company.

Effective September 30, 2018, Mr. Ewert retired from his positions as our Chief Executive Officer and as a member of our Board. In connection with his retirement, the Company entered into a Separation Agreement with Mr. Ewert. In recognition of Mr. Ewert’s service to the Company and in consideration of his execution of a general release of claims, the Separation Agreement provided Mr. Ewert with the severance payments and benefits provided for in his employment agreement as if his employment were terminated by the Company for no reason, including (1) cash payments totaling $5,000,000, (2) a pro rata payment of his annual bonus to be paid in 2019, (3) the accelerated vesting of 77,205 unvested stock options and 70,422 deferred stock units held by Mr. Ewert, (4) the vesting of 43,319 deferred stock units currently held by Mr. Ewert, with 29,309 units vesting in 2019 and 14,010 units vesting in 2020, and (5) continued coverage under the Company’s group health plan for Mr. Ewert, his spouse and eligible dependents. All unvested performance units held by Mr. Ewert were forfeited, and Mr. Ewert remains subject to the restrictive covenants contained in his employment agreement, including covenants with respect to non-competition, non-solicitation, non-disparagement and confidentiality.

In order to ensure a smooth transition, the Company also entered into a Consulting Agreement with Mr. Ewert pursuant to which Mr. Ewert served as a strategic advisor to the Company from October 1, 2018 through December 31, 2018, for a consulting fee of $104,167 per month.

BRUCE K. THORN

We entered into an amended and restated employment agreement with Mr. Thorn, effective as of June 21, 2018. The initial term of Mr. Thorn’s employment agreement was for a period of one year from June 29, 2015 and automatically extended for successive twelve-month periods unless either we or Mr. Thorn gave written notice of an election not to extend the employment agreement not less than 90 days prior to the end of any extended employment period. Under Mr. Thorn’s employment agreement, we agreed, among other things, to:

●	pay Mr. Thorn an annual base salary of $750,000;
●	provide Mr. Thorn an opportunity to earn an annual cash bonus based on the achievement of performance objectives, with a target equal to or greater than 75% of his annual salary;
●	provide life, accident, disability and health insurance coverage, and certain other benefits; and
●	award Mr. Thorn with grants of grants or restricted stock, DSUs, PUs or stock options, or come combination thereof, annually.

Mr. Thorn resigned from the Company effective August 31, 2018 and, as a result, is no longer entitled to the benefits of his employment agreement.

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RESTRICTIVE COVENANTS AND FORFEITURE PROVISIONS

In addition, Mr. Ewert and Mr. Thorn each agreed not to compete with us during the term of his employment agreement and for any period in which he is receiving payments from us under his employment agreement (other than the continuation of medical benefits).

The employment agreements also provide that if Mr. Ewert or Mr. Thorn, respectively, before or after the termination of his employment relationship with us, commit certain acts which materially and adversely affect us, then some or all of the (A) benefits payable or to be provided, or previously paid or provided, to him under his employment agreement, (B) cash bonuses paid to him by us on or after the date of his employment agreement, or (C) equity awards granted to him by us that vest, on or after the date of his employment agreement, will be forfeited to us. The acts which could trigger such a forfeiture generally include:

●	fraud, embezzlement, theft, felony or an act of dishonesty;
●	knowingly causing or assisting in causing us or one of our subsidiaries to engage in criminal misconduct;
●	knowing that we were publicly releasing financial statements of the Company that were materially misstated and misleading;
●	intentionally, or as a result of his gross negligence, disclosing trade secrets of the Company or an affiliate; or
●	intentionally, or as a result of his gross negligence, violating the terms of any non-competition, non-disclosure or similar agreement with respect to us or any of our affiliates, to which he is a party.

Potential Payments Upon Termination or Change in Control

SENIOR EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN

GENERAL

The Company maintains a Senior Executive Change in Control Severance Plan in which each of our NEOs participate. The Senior Executive Change in Control Severance Plan does not limit or otherwise affect any rights an executive may have under any other contract or agreement with the Company or any of our affiliates.

Pursuant to the plan, a “Change in Control” generally occurs when:

●	our directors cease to constitute a majority of the members of the Board;
●	a merger, consolidation or similar transaction of the Company with another entity is consummated;
●	a merger of a significant wholly-owned subsidiary with another entity (other than an affiliated entity);
●	any person, other than a specified owner (as defined in the agreement), becomes a beneficial owner, directly or indirectly, of 30% or more of the combined voting power of our then outstanding voting securities;
●	a sale, transfer, lease or other disposition of all or substantially all of the assets of the Company is consummated; or
●	our shareholders approve a plan of complete liquidation or dissolution of the Company.

CHANGE IN CONTROL BENEFITS

If a Change in Control occurs and an executive’s employment by the Company is terminated, the executive shall be entitled to the following benefits:

●	If the executive’s employment by the Company is:
●	terminated by the Company as a result of the occurrence of an Event of Termination for Cause (as defined below) or by the executive before the occurrence of an Event of Termination for Good Reason (as defined below),
●	automatically terminated as a result of the executive’s death, or
●	automatically terminated as a result of the executive’s disability (as defined in the Senior Executive Change in Control Severance Plan),

then we shall pay to the executive, or the executive’s estate or beneficiaries, as applicable, those amounts earned or benefits accumulated due to the executive’s continued service through his termination date.

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Executive Compensation

●	If the executive’s employment by the Company is terminated by us other than as a result of the occurrence of an Event of Termination for Cause or by the executive after the occurrence of an Event of Termination for Good Reason, then we shall pay to the executive those amounts earned or benefits accumulated due to the executive’s continued service through his termination date as well as:
●	a lump sum equal to two times the sum of (1) the amount of the base salary for the fiscal year in which the executive’s termination date occurs or for the immediately preceding fiscal year, whichever is higher and (2) an amount equal to the executive’s target annual performance bonus for the fiscal year in which the executive’s termination date occurs or the immediately preceding fiscal year, whichever is higher, and
●

a lump sum equal to 24 months of total monthly basic life insurance premium (both the portion paid by us and the portion paid by the executive) applicable to the executive’s basic life insurance coverage on his termination date (provided that if a conversion option is applicable under our group life insurance program, the executive may, at his option, convert his basic life insurance coverage to an individual policy after his termination date by completing the forms required by us).

In addition, we at our sole expense shall take the following actions: (1) for two years, or the date on which the executive becomes employed on a full-time basis by another person (the “Coverage Period”), we shall maintain, and not materially reduce the benefits provided by, our group health plan; and (2) we shall arrange for the executive’s uninterrupted participation throughout the Coverage Period in our group health plan; provided that if the executive’s participation after the termination date in such group health plan is not permitted by the terms of that plan, then throughout the Coverage Period, we shall provide the executive with substantially the same benefits.

Assuming that a Change in Control occurred during fiscal 2018 and each of the executives were terminated under the above-described circumstances effective as of February 2, 2019, the NEOs would have been entitled to receive the following:

Name	2x Base & Bonus ($)	Insurance Premiums ($)	Health Coverage ($)	Total ($)(1)
Dinesh S. Lathi(2)	—	—	—	—
Jack P. Calandra	2,100,000	2,550	15,762	2,118,312
Mary Beth Blake	2,100,000	2,550	8,296	2,110,846
Boris P. Sherman	1,600,000	2,550	26,546	1,629,096
Jamie Bragg	1,567,500	2,499	26,546	1,596,545
Douglas S. Ewert(3)	—	—	—	—
Bruce K. Thorn(3)	—	—	—	—
(1)	Does not include dividend equivalent or other amounts earned or benefits accumulated due to continued service through February 2, 2019.
(2)	Mr. Lathi did not participate in the Senior Executive Change in Control Severance Plan on or before February 2, 2019.
(3)	Mr. Ewert and Mr. Thorn were no longer employed by the Company on February 2, 2019; therefore, neither would have been entitled to receive the described benefits.

Pursuant to the terms of the Senior Executive Change in Control Severance Plan, an “Event of Termination for Cause” shall be deemed to have occurred if, after a Change in Control, the executive shall have committed:

●	gross negligence or willful misconduct in connection with his duties or in the course of his employment with the Company or any wholly-owned subsidiary;
●	an act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or any wholly-owned subsidiary;
●	intentional wrongful damage to property (other than of a de minimis nature) of the Company or any wholly-owned subsidiary;
●	intentional wrongful disclosure of secret processes or confidential information of the Company or any wholly-owned subsidiary which the executive believes or reasonably should believe will have a material adverse effect on the Company; or
●	an act leading to a conviction of a felony, or a misdemeanor involving moral turpitude.

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Executive Compensation

Further, an “Event of Termination for Good Reason” shall generally occur if any of the following occur on or after a Change in Control:

●	a material reduction in status, title, position or responsibilities;
●	a reduction in annual base salary as in effect immediately before the occurrence of the Change in Control or as annual base salary may be increased from time to time after that occurrence;
●	a reduction in target and/or maximum bonus potential;
●	a mandatory relocation of employment with the Company;
●	any material changes to the Company’s basic benefit plans, paid vacation days or any other non-contractual benefits that were provided by the Company immediately before the occurrence of the Change in Control; or
●	in the case of Mr. Ewert or Mr. Thorn, any failure to honor any provision of his employment agreement.

In addition, pursuant to the terms of the Senior Executive Change in Control Severance Plan:

●	any stock options, restricted stock, DSUs granted to the NEOs and the PUs granted to certain of the NEOs on December 12, 2016 become fully exercisable or vest if a Change in Control occurs and the NEO is terminated without cause or for good reason; and
●	remaining PUs will vest as set out in the award agreements related to each such PU, which provide for vesting under various scenarios depending on the timing of the Change in Control relative to the end of the applicable performance period.

If a Change in Control occurred on February 2, 2019 and each of the executives were terminated without cause or for good reason, the following awards would have vested for each of the NEOs which, based on the closing sales price of $12.53 for our common stock on February 1, 2019 (the last trading day of the fiscal year ended February 2, 2019), would have resulted in the indicated realized value to the NEOs:

	Option Awards		Restricted Stock, DSU and Performance Unit Awards
Name	Number of Shares (#)	Value Realized ($)	Number of Shares or Units (#)	Value Realized ($)	Total Value Realized ($)(1)
Dinesh S. Lathi(2)	—	—	—	—	—
Jack P. Calandra	68,232	49,203	94,769	1,187,456	1,236,659
Mary Beth Blake	100,956	61,505	112,895	1,414,574	1,476,079
Boris P. Sherman	30,510	—	37,083	464,650	464,650
Jamie Bragg	40,381	24,602	52,727	660,669	685,271
Douglas S. Ewert(3)	—	—	—	—	—
Bruce K. Thorn(3)	—	—	—	—	—
(1)	Does not include dividend equivalents or other amounts earned or benefits accumulated due to continued service through February 2, 2019.
(2)	Mr. Lathi did not participate in the Senior Executive Change in Control Severance Plan on or before February 2, 2019.
(3)	Mr. Ewert and Mr. Thorn were no longer employed by the Company on February 2, 2019; therefore, neither would have been entitled to receive the described benefits.

CLAWBACK PROVISIONS

Finally, the Senior Executive Change in Control Severance Plan provides that if an executive, before or after the termination of his employment relationship with us, has committed certain acts which materially and adversely affect the Company, then some or all (A) benefits payable or to be provided, or previously paid or provided, to the executive under the Senior Executive Change in Control Severance Plan or (B) cash bonuses paid to the executive by the Company, or equity awards granted to the executive by the Company that vest, on or after the effective date of the Senior Executive Change in Control Severance Plan will be forfeited to us on such terms as determined by the Board. Those acts which could trigger such a forfeiture include:

●	fraud, embezzlement, theft, felony, or similar acts of dishonesty in the course of the executive’s employment with us which damaged the Company,
●	knowingly causing or assisting in causing our financial statements to be misstated or the Company to engage in criminal misconduct,
●	disclosing our trade secrets, or
●	violating the terms of any non-competition, non-disclosure, or similar agreement with respect to us to which the executive is a party.

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Executive Compensation

EMPLOYMENT AGREEMENTS

We were allowed to terminate the employment agreements with Mr. Ewert and Mr. Thorn with or without cause and Mr. Ewert and Mr. Thorn were each allowed to terminate his respective agreement with good reason. The respective employment agreement would also terminate as a result of Mr. Ewert or Mr. Thorn’s death or permanent disability.

As a condition to the receipt of any amounts or benefits after termination of employment for whatever reason, Mr. Ewert or Mr. Thorn or his respective personal representative, was required to execute a written release agreement in a form satisfactory to the Company containing, among other things, a general release of claims against us and our affiliates except for rights and claims under the employment agreement and pursuant to the terms of any benefit plans, equity grants or other similar plans or agreements, or pursuant to the Senior Executive Change in Control Severance Plan.

UPON DEATH OR DISABILITY

If Mr. Ewert’s or Mr. Thorn’s employment had been terminated as a result of his respective death or permanent disability, then, in addition to any other benefits which may be owing in accordance with our plans and policies, we would have been required to pay to Mr. Ewert or Mr. Thorn or his respective estate a lump sum payment in cash equal to the number of days in our fiscal year up to and including the date of disability or death divided by the total number of days in our fiscal year multiplied by the bonus earned for our fiscal year ending contemporaneously with or immediately following the date of his disability or death.

In addition, all options, restricted stock and DSUs of the Company held by Mr. Ewert and Mr. Thorn immediately prior to his termination date that would have vested if his employment continued for two years and one year, respectively, after the termination date would have vested. In addition, on the date on which any performance units held by Mr. Ewert or Mr. Thorn immediately prior to the date of termination would have vested, all restrictions would have been removed on a number of shares of our common stock equal to the number of shares calculated in accordance with the vesting provisions of any such performance unit award agreement.

WITHOUT CAUSE OR FOR GOOD REASON

Under the employment agreements, “cause” was generally limited to:

●	conviction of or a plea of nolo contendere to the charge of a felony (which, through the lapse of time or otherwise, is not subject to appeal);
●	willful refusal without proper legal cause to perform, or gross negligence in performing, his duties and responsibilities;
●	material breach of fiduciary duty to us through the misappropriation of Company funds or property or through fraud;
●	material breach or default of his obligations or agreements under his employment agreement or any other agreement with us containing restrictive covenants or willful failure to follow in any material respect the lawful directions or policies of the Board; or
●	unauthorized absence from work (other than for sick leave or personal disability) for a period of 60 working days or more during a period of 90 working days.

Under the employment agreements, “good reason” generally included, subject to notification and opportunity for us to cure the alleged conduct:

●	a material reduction in status, title, position or responsibilities;
●	a reduction in annual base salary below the then current level;
●	any material breach by us of the employment agreement;
●	any purported termination of employment for cause which does not comply with the terms of the employment agreement; or
●	a mandatory relocation of employment.

In the case of Mr. Ewert, “good reason” also included the failure to receive an annual equity grant and the Board’s failure to nominate Mr. Ewert for election to the Board at such times as his membership on the Board came up for re-election, unless the Board determined in good faith, based on guidance from Institutional Shareholder Services (or a similar nationally recognized organization), that it is generally considered poor corporate governance practice for the CEO to serve on a Company’s board of directors.

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Executive Compensation

In the event of a termination of employment of Mr. Ewert or Mr. Thorn without “cause” or either terminated his employment for “good reason” or if we notified Mr. Ewert or Mr. Thorn that we did not intend to extend his employment under his employment agreement at the end of the current term or any extended term, then, in addition to any other benefits which may be owing in accordance with our plans and policies:

●	we are or would be required to pay Mr. Ewert and Mr. Thorn:
●	a lump sum payment of all amounts owed through the date of his termination; and
●	his annual base salary for a period of one year (two years in the case of Mr. Ewert) following the date of his termination;

●	we are or would be required to pay Mr. Ewert:
●	a lump sum payment in cash equal to a pro rata portion of Mr. Ewert’s bonus earned for our fiscal year ending contemporaneously with or immediately following the termination date (to be paid on the April 15th immediately following the end of our fiscal year bonus period to which such bonus relates); and
●	installment payments in cash equal to two times the target bonus for the year in which his employment is terminated; and

●	we would be required to pay Mr. Thorn a lump sum payment in cash equal to two times his full target bonus for our fiscal year ending contemporaneously with or immediately following the date of termination (to be paid on the April 15th immediately following the end of our fiscal year bonus period to which such target bonus relates).

In addition, all options, restricted stock and DSUs of the Company held immediately prior to his termination date that would have vested if his employment continued for one year (two years in the case of Mr. Ewert) after the termination date shall vest. Restrictions on any performance units held immediately prior to the date of termination shall lapse, if at all, in accordance with the terms of the relevant performance unit award agreement.

HEALTH COVERAGE UPON TERMINATION

Under Mr. Ewert’s employment agreement, we agreed to arrange to provide Mr. Ewert and his spouse and eligible dependents who were covered under our group health plan on the date of his termination and who, in the case of eligible dependents, continue to be eligible dependents, group health plan coverage until Mr. Ewert reaches age 65; provided, however, that such benefits shall be reduced (A) to the extent health benefits are received by him, his spouse or any eligible dependent from any other person during such period or he obtains other employment that offers participation in a health insurance plan providing substantially similar benefits during such period, or (B) Mr. Ewert violates the restrictive covenants in the employment agreement.

Upon termination of Mr. Thorn’s employment agreement, (1) as a result of his death or permanent disability, or (2) by us without cause or by our non-renewal of his employment agreement or (3) by him for good reason, we shall pay his COBRA health benefits premium for an 18-month period following his termination; provided, however, that such benefits shall be reduced to the extent health benefits are received by him, his spouse or any eligible dependent from any other person during such period and he will be required to use any medical insurance provided by a new employer, if available, during such 18-month period. Because Mr. Thorn’s resigned, we are not required to provide him any further health coverage under the terms of his employment agreement.

SUMMARY TABLE

Actual Payments to Mr. Ewert and Mr. Thorn

Effective September 30, 2018, Mr. Ewert retired from his position as our Chief Executive Officer and as a member of our Board. In connection with his retirement, the Company entered into a Separation Agreement with Mr. Ewert. In recognition of Mr. Ewert’s service to the Company and in consideration of his execution of a general release of claims, the Separation Agreement provided Mr. Ewert with the severance payments and benefits provided for in his employment agreement as if his employment were terminated by the Company for no reason, including (1) an amount in cash equal to the sum of two times Mr. Ewert’s annual salary and two times his target bonus under our annual cash bonus program, in each case as in effect on the effective date of his retirement, (2) a lump sum cash payment equal to the amount he would have earned under our annual cash bonus program for 2018 had he remained employed through the payment date pro-rated to reflect the portion of the performance period he was actually employed by the Company, (3) the accelerated vesting on April 4, 2019 of all unvested stock options held by Mr. Ewert on the effective date of his retirement, the accelerated vesting on September 30, 2018 of 70,422 deferred stock units held by Mr. Ewert on the effective date of his retirement, the vesting on April 13, 2019 of 29,309 deferred stock units held by Mr. Ewert on the

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Executive Compensation

effective date of his retirement and the vesting on April 13, 2020 of 14,010 deferred stock units held by Mr. Ewert on the effective date of his retirement, and (4) continued coverage under the Company’s group health plan for Mr. Ewert, his spouse and eligible dependents. Mr. Ewert forfeited all unvested performance units he held as of the effective date of his retirement. Mr. Ewert remains subject to the restrictive covenants contained in his employment agreement, including covenants with respect to non-competition, non-solicitation, non-disparagement and confidentiality. In order to ensure a smooth transition, the Company also entered into a Consulting Agreement with Mr. Ewert pursuant to which Mr. Ewert served as a strategic advisor to the Company from October 1, 2018 through December 31, 2018, for a consulting fee of $104,167 per month. The following table summarizes the payments to Mr. Ewert as a result of his separation:

Cash Severance(1)	Equity(2)	Health Coverage(3)	Additional Payments(4)	Total
$5,000,000	$1,773,930	$21,479	$829,359	$7,624,768
(1)	Mr. Ewert will receive salary continuation cash payments totaling $5,000,000. These payments started on the date of his retirement and will end on October 2, 2020.
(2)	Represents compensation related to 70,422 DSUs that were accelerated and vested on September 30th, 2018.
(3)	Represents health benefits premiums for an 18-month period following his retirement date.
(4)	Represents $312,501 in consulting fees paid to Mr. Ewert from October 1, 2019 through December 31, 2018, in addition to a lump sum amount of $516,858 pursuant to our annual cash bonus program.

Mr. Thorn resigned from the Company effective August 31, 2018 and, as a result, is no longer entitled to the benefits of his employment agreement; therefore, he did not receive any additional payments as a result of his separation.

Potential Payments to Mr. Ewert and Mr. Thorn

Because Mr. Ewert and Mr. Thorn were no longer employed by the Company on February 2, 2019, neither would have been entitled to receive potential payments under their respective employment agreements in the event of a future termination of their employment with the Company.

Potential Payments to Other Named Executive Officers

As part of his offer letter, the Company agreed that in the event of termination without cause, Mr. Calandra will receive 52 weeks of salary and a pro-rata share of his target bonus under the Company’s annual cash incentive plan. If Mr. Calandra were to have been terminated without cause on February 2, 2019, he would have been entitled to receive $1,050,000, which includes 100% as the pro rata bonus amount as the full year would have been completed as of February 2, 2019. As part of his offer letter, the Company agreed that in the event of termination without cause, Mr. Sherman will receive 52 weeks of salary. If Mr. Sherman were to have been terminated without cause on February 2, 2019, he would have been entitled to receive $500,000.

As part of his offer letter, the Company agreed that If Mr. Lathi is terminated without cause or he resigns for good reason (each as defined in the Senior Executive Change in Control Severance Plan), Mr. Lathi will be entitled to receive 52 weeks of his then-current base salary, 100% of his then current target annual bonus, any actual bonus earned for the year in which the termination occurs prorated to reflect the portion of the performance period he is actually employed by the Company and $25,000 to apply to his COBRA expenses for one year. In addition, with respect to any then outstanding vested stock options and vested stock appreciation rights at the time of Mr. Lathi’s termination of employment, he will have the opportunity to exercise such awards no later than the earlier of (i) two years following the date of his termination of employment; and (ii) the date on which such awards expire. The severance payments and extended exercise rights of stock options and stock appreciation rights are subject to the timely execution of a Separation Agreement and full release of claims. However, Mr. Lathi would not have been entitled to receive any such amounts if his employment had been terminated without cause or for good reason on February 2, 2019 as he had not yet been named President and CEO and his offer letter was not yet in effect.

64	2019 Proxy Statement

Stock Ownership Information

Equity Plan Compensation Information

The following table sets forth certain equity compensation plan information for the Company as of February 2, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options(a)(1)	Weighted- Average Exercise Price of Outstanding Options(b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities in column(a))b(3)
Equity Compensation Plans Approved by Security Holders	2,528,064	$23.64	7,740,409
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,528,064	$23.64	7,740,409
(1)	Consists of 1,252,072 shares issuable upon exercise of outstanding stock options and 1,275,992 shares issuable upon conversion of outstanding DSUs and performance units.
(2)	Calculated based upon outstanding stock options to purchase shares of our common stock.
(3)	Securities available for future issuance include 6,612,534 shares under the 2016 Plan and 1,127,875 shares under the Employee Stock Purchase Plan. Refer to Note 14 and Note 15 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2019.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us, as of the Record Date (except as noted below), with respect to the beneficial ownership of our common stock by (i) each director, (ii) each nominee for director, (iii) each NEO listed in the Summary Compensation Table, (iv) each shareholder known by us to be the beneficial owner of more than 5% of our common stock and (v) all of our executive officers and directors as a group. Unless otherwise indicated, each person has sole voting power and dispositive power with respect to the shares attributed to him or her.

Name	Number of Shares		% of Outstanding Shares
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	11,390,742	(1)	22.7%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	7,127,298	(2)	14.2%
Capital World Investors 333 South Hope Street, Los Angeles, California 90071	4,456,850	(3)	8.8%
Dinesh S. Lathi	36,267	(4)	*
Theo Killion	16,509	(5)	*
David H. Edwab	36,217	(5)	*
Irene Chang Britt	34,834	(5)	*
Rinaldo S. Brutoco	51,774	(5)(6)	*
Sue Gove	15,213	(5)	*
Grace Nichols	51,565	(5)	*
Sheldon I. Stein	90,112	(5)	*
Jack P. Calandra	81,925	(7)	*
Mary Beth Blake	196,954	(8)	*
Boris P. Sherman	16,231	(9)	*
Jamie Bragg	104,730	(10)	*
Douglas S. Ewert	285,147	(11)	*
Bruce K. Thorn	171,302	(12)	*
All executive officers and directors as a group (17 persons)	1,324,448	(6)(13)(14)(15)	2.6%
*	Less than 2.0%
(1)	Based on a Schedule 13G, as amended, filed on February 13, 2019, The Vanguard Group (“Vanguard”) has sole voting power with respect to 102,781 of these shares, shared voting power with respect to 14,322 of these shares, shared dispositive power with respect to 112,125 of these shares and sole dispositive power with respect to 11,278,617 of these shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 97,803 of these shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 19,300 of these shares as a result of its serving as investment manager of Australian investment offerings.

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Stock Ownership Information

(2)	Based on a Schedule 13G, as amended, filed on January 31, 2019, Black Rock, Inc. has sole voting power with respect to 7,016,792 of these shares and sole dispositive power with respect to all of these shares.
(3)	Based on a Schedule 13G filed on February 14, 2019, Capital World Investors has sole voting power and sole dispositive power with respect to all of these shares. Capital World Investors holds some or all of these shares on behalf of its client, SMALLCAP World Fund, Inc., who has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares.
(4)	Includes 1,507 shares related to DSUs that will be acquired within 60 days upon the vesting of the underlying equity awards.
(5)	Includes 5,448 shares related to DSUs that will be acquired within 60 days upon the vesting of the underlying equity awards.
(6)	Includes 6,603 shares held by Rinaldo Brutoco Revocable Trust.
(7)	Includes 50,780 shares that may be acquired within 60 days upon the exercise of stock options and 7,042 shares related to DSUs that will be acquired within 60 days upon the vesting of the underlying equity awards.
(8)	Includes 147,955 shares that may be acquired within 60 days upon the exercise of stock options and 8,803 shares related to DSUs that will be acquired within 60 days upon the vesting of the underlying equity awards.
(9)	Includes 13,316 shares that may be acquired within 60 days upon the exercise of stock options.
(10)	Includes 73,635 shares that may be acquired within 60 days upon the exercise of stock options, 3,521 shares related to DSUs that will be acquired within 60 days upon the vesting of the underlying equity awards and 7,240 shares allocated to the account of Mr. Bragg under our 401(k) Savings Plan.
(11)	Based on a Form 4 filed on October 2, 2018.
(12)	Based on a Form 4 filed on May 18, 2018.
(13)	Includes an aggregate of 63,939 shares related to DSUs that will be acquired within 60 days upon the vesting of the underlying equity awards, an aggregate of 343,986 shares that may be acquired within 60 days upon the exercise of stock options, 3,804 shares held by an executive officer’s Family Trust and 200 shares held by an executive officer through a Roth IRA.
(14)	Includes 7,240 shares allocated to the accounts of certain of our executive officers under the Tailored Brands 401(k) Savings Plan. This plan provides that participants have voting and dispositive power over these shares.
(15)	Excludes any shares beneficially owned by Mr. Ewert and Mr. Thorn as each is no longer employed by the Company.

Director and Executive Officer Equity Ownership

The Compensation and Organizational Development Committee has adopted stock ownership guidelines for directors and senior executives, including our NEOs. These guidelines are designed to build a culture of stock ownership within the Company and to align the financial interests of our non-employee directors and executives with those of our shareholders. Participants are expected to own shares of our common stock in accordance with the following schedule within five years of becoming subject to the Guidelines:

Leadership Position	Value of Shares
Non-Employee Director	Shares having a value equal to at least 5x the annual cash retainer
CEO	Shares having a value equal to at least 5x the executive’s base salary
CFO	Shares having a value equal to at least 2.5x the executive’s base salary
Members of the Executive Committee	Shares having a value equal to at least 1.5x or 1x the executive’s base salary as designated by the Compensation and Organizational Development Committee

Ownership for purposes of this program will include shares of our common stock held as follows:

●	shares owned directly,
●	shares owned through the Company’s 401(k) Savings Plan or Employee Stock Purchase Plan,
●	awards held as part of long-term compensation or as fees paid to non-employee directors, whether vested or unvested, including:
●	Restricted stock
●	DSUs
●	PUs following certification that all performance requirements have been achieved
●	PUs which have been designated as retention awards
●	Stock issuable upon exercise of vested stock options, after deducting stock having a value equal to the exercise price
●	net economic beneficial interests in share held indirectly, such as through a trust
●	shares owned directly, or the net economic beneficial interest in shares held indirectly, by a spouse or children

If the stock ownership of a non-employee director or senior executive is not in line with his or her ownership guideline, he or she will be expected to retain at least 75% of any newly vested shares and all newly acquired shares under any award of long-term compensation paid to such executive officer or payment of fees to a non-employee director (after-tax) until he or she achieves ownership at or above the guideline amount.

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Stock Ownership Information

NO HEDGING OR PLEDGING OUR COMMON STOCK

Pursuant to the Company’s Insider Trading Policy, our directors, officers and any employees who receive or may have access to material non-public information about the Company are prohibited from short-term trading, short-selling, trading in derivatives or on margin, pledging, hedging, or any other form of monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, involving our common stock. All employees are discouraged from engaging in any transactions of this nature as we want our employees to be shareholders of the Company with the full risks and rewards of share ownership. As part of the administration of our Insider Trading Policy, we have procedures in place that are reasonably designed to prevent any prohibited transactions from being initiated by those who have been designated as Insiders under the policy. You may access our Insider Trading Policy on our Company website (www.tailoredbrands.com) under “Investors — Governance — Governance Documents.”

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to us and written representations that no other reports were required, during the fiscal year ended February 2, 2019, all Section 16(a) filing requirements applicable to our directors, executive officers, and greater than 10% beneficial owners have been met.

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Voting and Other Information

Who is asking for my vote?

Our Board of Directors is soliciting proxies for use at the Annual Meeting of Shareholders, and any adjournments or postponements of the meeting. Costs of the solicitation are being borne by the Company.

What am I voting on and what is the vote required to pass?

Voting Item	Board Recommendation	Voting Standard
Election of Directors	FOR	Plurality Plus(1)
Ratification of D&T as our independent registered public accounting firm	FOR	Majority of Votes Cast
Advisory vote to approve the compensation of our named executive officers	FOR	Majority of Votes Cast
(1)

While all directors receiving a plurality of votes cast will be elected to the Board, our bylaws provide that if a director does not receive a majority of the votes cast in an uncontested election of directors then the Board must consider and vote on accepting the resignation of such director (through a previously delivered irrevocable resignation letter that each director nominee has delivered to the Company’s Corporate Secretary) and, within 90 days, notify the shareholders whether it has accepted the resignation and the reasons for such decision.

Are broker non-votes counted at the meeting?

Brokers and banks have discretionary authority to vote shares in the absence of instructions on matters the New York Stock Exchange considers “routine,” such as the ratification of the appointment of auditors. They do not have discretionary authority to vote shares in the absence of instructions on “non-routine” matters, such as the election of directors or say-on-pay. Therefore, if you do not provide instructions to the record holder of your shares with respect to proposals other than the ratification of the appointment of auditors, a broker non-vote as to your shares of our common stock will result with respect to the other proposals. In that event, your shares will count towards a quorum but are not counted as vote cast and will have no effect on the outcome of a proposal.

What happens if I abstain on a proposal?

If you choose to abstain on a proposal, your shares will count towards a quorum but will have no effect on the outcome of that proposal.

Who can vote at the Annual Meeting?

You may vote if you were the holder of record of shares of our common stock at the close of business on April 23, 2019, also referred to as the “Record Date”. Only holders of record at the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of our common stock for which you were the holder of record on the Record Date. If you held shares of our common stock in “street name” (usually through a bank, broker, or other nominee) on the Record Date, the record holder of your shares will generally vote those shares in accordance with your instructions.

How do I vote?

The process for voting your shares of our common stock depends on how your shares are held. Generally, you may hold shares in your name as a “record holder” (that is, in your own name) or in “street name” (that is, through a nominee, such as a broker or bank).

68	2019 Proxy Statement

Voting and Other Information

Record Holders. If you are a record holder, you may vote your shares using one of the following methods:

Over the Internet. Go to www.proxyvote.com. You can use the Internet 24 hours a day, seven days a week, to submit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern time on June 20, 2019. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

By telephone. Call (800) 690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern time on June 20, 2019. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

By mail. If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and mailing your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 20, 2019 to be voted at the Annual Meeting.

In person at the Annual Meeting. Record holders are invited to attend the Annual Meeting and vote in person at the Annual Meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card. If you vote via the Internet or by telephone, do not return a proxy card.

Held In Street Name. If you hold shares of our common stock in the name of a broker, bank or other nominee, you should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by the broker, bank or other nominee to instruct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee is permitted to vote your shares with respect the “routine” proposal to ratify the appointment of the Company’s independent registered public accounting firm without your instruction as to how to vote but will not be permitted to vote your shares with respect to any of the other proposals at the Annual Meeting without your instructions as to how to vote.

Can I vote in person at the Annual Meeting?

Recordholders may attend the meeting and vote in person or may execute a proxy designating a representative to attend and vote on their behalf. If you hold shares of our common stock in the name of a broker, bank or other nominee and you want to vote in person, you will need to obtain (and bring with you to the Annual Meeting) a legal proxy from the record holder of your shares (who must have been the record holder of your shares of our common stock as of the close of business on April 23, 2019) indicating that you were a beneficial owner of shares of our common stock as of the close of business on April 23, 2019, as well as the number of shares of which you were the beneficial owner on such date, and appointing you as the record holder’s proxy to vote the shares of our common stock covered by that proxy at the Annual Meeting.

What is the quorum requirement for holding the Annual Meeting?

The holders of a majority of the total shares of our common stock issued and outstanding on April 23, 2019, must be present in person or represented by proxy for the meeting to be held. The shares held by each shareholder who properly submits a proxy will be counted for purposes of determining the presence of a quorum at the meeting. As of the close of business on April 23, 2019, we had 50,469,164 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

What if I do not specify a choice for a matter when returning a proxy?

If you did not indicate otherwise (excluding broker non-votes), the persons named as proxies on the proxy card will vote your shares of our common stock in accordance with the Board recommendations indicated above.

Can I revoke my proxy or change my vote?

Yes, you may revoke your proxy or change your vote if you are a record holder by:

●	delivering a written notice of revocation to us at or prior to the Annual Meeting;
●	signing a proxy bearing a later date than the proxy being revoked and delivering it to us before the Annual Meeting; or
●	voting in person at the Annual Meeting.

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Voting and Other Information

If your shares of our common stock are held in street name through a broker, bank, or other nominee, you should contact the record holder of your shares regarding how to revoke your proxy or change your vote.

Why did I receive a Notice of Internet Availability of Proxy Materials?

We have elected to take advantage of SEC rules that allow us to provide shareholders access to our proxy materials over the Internet. We believe furnishing proxy materials to our shareholders through the Internet will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. As a result, instead of a paper copy of our proxy materials, a Notice of Availability of Proxy Materials will be delivered to all of our shareholders, except for those shareholders who have previously requested to receive a paper copy of the proxy materials. This notice explains how you can access our proxy materials over the Internet and also describes how to request a printed copy of these materials. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote.

How can I access the proxy materials over the Internet?

You can access this proxy statement and our 2018 Annual Report on Form 10-K at www.tailoredbrands.com under “Investors”. If you wish to help reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all proxy materials for future annual meetings of shareholders electronically by e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

How may I obtain a paper or e-mail copy of the proxy materials?

If you received a Notice of Internet Availability of Proxy Materials, you will find instructions about how to obtain a paper or e-mail copy of the proxy materials and our 2018 Annual Report on Form 10-K in your notice. We will mail paper copies of these documents to all shareholders to whom we do not send a Notice Regarding Internet Availability of Proxy Materials.

What should I do if I receive more than one Notice of Internet Availability of Proxy Materials or more than one paper copy of the proxy materials?

Certain shareholders may receive more than one Notice of Internet Availability of Proxy Materials or more than one paper copy of the proxy materials, including multiple proxy cards. For example, if you hold shares of our common stock in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares of our common stock are registered in more than one name, you may receive a separate notice or a separate set of paper proxy materials and proxy card for each name in which you hold shares. To vote all of your shares of our common stock, you must complete, sign, date, and return each proxy card you receive or vote the shares to which each proxy card relates. If you hold shares of our common stock in one or more street names, you must complete, sign, date, and return to each bank, broker or other nominee through whom you hold shares each instruction card received from that bank, broker or other nominee.

How can I attend the Annual Meeting?

If you wish to attend the meeting in person and you are the record holder of shares of our common stock on April 23, 2019, you must show a government issued form of identification which includes your picture. If you are a beneficial owner of shares of our common stock as of April 23, 2019 that are held for your benefit by a bank, broker or other nominee, in addition to the picture identification, you will need proof of ownership of our common stock on April 23, 2019 to be admitted to the meeting. A recent brokerage statement or a letter from your bank, broker, or other nominee holder that shows that you were an owner on April 23, 2019, are examples of proof of ownership.

Where can I find the voting results for the Annual Meeting?

We will report the voting results in a Current Report on Form 8-K filed with the SEC within four business days following our 2019 Annual Meeting. You can access this report at www.tailoredbrands.com under “Investors — SEC Filings — Latest Current Report.”

70	2019 Proxy Statement

Miscellaneous Matters

Submitting Proposals for 2020 Annual Meeting

The table below summarizes the requirements for shareholders to submit proposals, including director nominations, for next year’s annual meeting. Shareholders are encouraged to consult SEC Rule 14a-8 or our bylaws, as applicable, to see all applicable requirements. Our bylaws are available at the Company’s website (www.tailoredbrands.com) under “Investors — Corporate Governance — Governance Documents”.

	Proposals for inclusion in 2020 Proxy	Director Nominees for inclusion in 2020 Proxy (proxy access)	Other proposals/nominees to be presented at 2020 meeting
Type of proposal	SEC rules permit shareholders to submit proposals for inclusion in our proxy statement by satisfying the requirements specified in SEC Rule 14a-8	A shareholder (or group of up to 20 shareholders) owning at least 3% of Company stock for at least 3 years may submit director nominees (up to 20% of the board) for inclusion in our proxy statement by satisfying the requirements specified in our bylaws	Shareholders may present proposals or director nominations directly at the annual meeting (and not for inclusion in our proxy statement) by notifying the Company in advance and satisfying the requirements specified in our bylaws
When proposal must be received by the Company	No later than close of business on January 10, 2020	No earlier than close of business on January 10, 2020 and no later than close of business on February 9, 2020	No earlier than January 10, 2020 and no later than close of business on February 9, 2020
What to include	The information required by SEC Rule 14a-8	The information required by our bylaws	The information required by our bylaws
Where to send	Tailored Brands, Inc., 6100 Stevenson Blvd., Fremont, California 94538, Attention: Corporate Secretary, or via email at CorporateSecretary@tailoredbrands.com

Other Matters

Our management knows of no other matters which may properly come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment.

The cost of solicitation of proxies will be paid by us. In addition to solicitation by use of the mails, certain of our directors, officers or employees may solicit the return of proxies personally or by telephone or other means.

In some cases, only one copy of our proxy statement and our 2018 Annual Report on Form 10-K will be delivered to multiple shareholders who share the same address. If you received a household mailing this year and would like to receive additional copies of our proxy statement and/or 2018 Annual Report on Form 10-K, please submit your request in writing to: Tailored Brands, Inc., 6380 Rogerdale Road, Houston Texas 77072, Attention: Assistant Secretary, via email at CorporateSecretary@tailoredbrands.com, or by calling (281) 776-7000, and we will deliver a separate copy to you promptly upon your request. Any shareholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should notify the Company.

We are providing without charge, to each person from whom a proxy is solicited, a copy of our Annual Report on Form 10-K for the fiscal year ended February 2, 2019. To request an additional copy of the Form 10-K, please send a request to us in care of at 6380 Rogerdale Road, Houston, Texas 77072, Attention: Assistant Secretary.

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Use of Non-GAAP Financial Measures

The non-GAAP financial information included in this proxy statement is provided to enhance the user’s overall understanding of the Company’s financial performance by removing the impacts of large, unusual or unique transactions that we believe are not indicative of our core business results. For fiscal 2018, these items consist of a favorable adjustment to net sales reflecting a reduction of the deferred revenue liability as a result of changes made to our loyalty programs during the fourth quarter of 2018, a goodwill impairment charge related to our corporate apparel business, losses on extinguishment of debt related to the refinancing and re-pricing of the Company’s term loan and the partial redemption of senior notes, costs related to the retirement of our former CEO, costs related to the closure of a rental product distribution center, a loss upon sale of our divestiture of the MW Cleaners business and finalization of the tax effects of the Tax Cuts and Jobs Act of 2017.

Management uses these adjusted results to assess the Company’s performance, to make decisions about how to allocate resources and to develop expectations for future performance. In addition, adjusted EPS is used as a performance measure in the Company’s executive compensation program to determine the number of performance units that are ultimately earned for certain equity awards.

The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, financial information prepared in accordance with GAAP. Management strongly encourages investors and shareholders to review the Company’s financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

GAAP to Non-GAAP Adjusted Consolidated Statement of Earnings Information (In thousands, except per share amounts)

GAAP to Non-GAAP Adjusted - Full Year Ended February 2, 2019
Consolidated Results	GAAP Results	Divestiture of MW Cleaners(1)	Refinancing and Re-pricing of Term Loan(2)	Partial Redemption of Senior Notes(3)	Closure of Rental Product Distribution Center(4)	CEO Retirement Costs(5)	Interim Corporate Apparel Goodwill Impairment Test(6)	Changes to Loyalty Program(7)	Total Adjustments	Non-GAAP Adjusted Results
Total net sales	$3,239,902							$(17,630)	$(17,630)	$3,222,272
Operating income	211,939	3,766			4,954	6,417	23,991	(17,630)	21,498	233,437
Loss on	(30,253)		21,278	8,122					29,400	(853)
extinguishment
of debt
Provision for	19,436								16,992	36,428
income taxes(8)
Net earnings	83,240								33,906	117,146
Net earnings per	$1.64								$0.67	$2.31
diluted common
share
(1)	Consists of a $3.8 million loss upon divestiture of MW Cleaners business related to the retail segment.
(2)	Consists of the elimination of unamortized deferred financing costs and original issue discount related to the refinancing and re-pricing of our Term Loan totaling $21.3 million.
(3)	Consists of the $6.1 million premium and elimination of unamortized deferred financing costs totaling $2.0 million related to the partial redemption of our senior notes.
(4)	Consists of $4.0 million of rental product write-offs, $0.4 million of severance, $0.3 million of closure related costs and $0.3 million of accelerated depreciation, all related to the retail segment.
(5)

Consists of $5.4 million of severance and consulting costs, $0.7 million related to accelerated vesting of certain share-based awards (net of the impact of forfeited awards) and $0.3 million of other costs, related to the shared services segment.

(6)	Consists of a $24.0 million goodwill impairment charge related to our corporate apparel segment.
(7)	Consists of a favorable adjustment to net sales totaling $17.6 million reflecting the impact of changes made to our loyalty programs.
(8)

The tax effect of the excluded items is computed as the difference between tax expense on a GAAP basis and tax expense on an adjusted non-GAAP basis. The adjusted non-GAAP rate also excludes a credit related to the finalization of the effects of the Tax Cuts and Jobs Act of 2017 totaling $6.1 million.

72	2019 Proxy Statement

Use of Non-GAAP Financial Measures

GAAP to Non-GAAP Adjusted Revenue Information

GAAP to Non-GAAP Adjusted - Full Year Ended February 2, 2019
Consolidated Results	GAAP Results	Corporate Apparel Revenue(1)	MW Cleaners Revenue(1)	Change To Loyalty Program(1)	Total Adjustments	Non-GAAP Adjusted Results
Total revenue(1)	$3,239,902	(235,391)	(2,551)	(17,630)	(255,572)	$2,984,330
(1)

Adjusted revenue excludes revenue from our corporate apparel and MW Cleaners businesses. Note that revenue is recognized in accordance with GAAP but is labeled “adjusted” only because of the exclusion of these items.

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This proxy statement was printed in a facility that uses exclusively vegetable based inks, 100% renewable wind energy and releases zero VOCs into the environment.

TAILORED BRANDS, INC.
6380 ROGERDALE RD.
HOUSTON, TX 77072

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/20/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/20/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
	For	Withhold	For All
	All	All	Except
The Board of Directors recommends you vote FOR the following:	☐	☐	☐
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors

Nominees

01	Dinesh S. Lathi	02	Theo Killion	03	David H. Edwab	04	Irene Chang Britt	05	Sue Gove
06	Grace Nichols	07	Sheldon I. Stein

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019.	☐	☐	☐

3.	Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
NOTE: In their discretion, the above-named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

TAILORED BRANDS, INC.

Annual Meeting of Shareholders

June 21, 2019 11:00 AM

This proxy is solicited by the Board of Directors

The undersigned shareholder of Tailored Brands, Inc. (the "Company") hereby appoints Jack P. Calandra and A. Alexander Rhodes, or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at 11:00 a.m., Pacific Daylight Time, on Friday, June 21, 2019, at the Company's executive offices, 6100 Stevenson Blvd., Fremont, CA 94538 and at any adjournment or adjournments thereof.

This Proxy will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR ALL OTHER PROPOSALS. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if one or more of the listed nominees are unable to serve or for good cause will not serve, the proxy holders will vote the proxies for the remaining nominees and for any substitute nominees to be selected by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side